                                                                  EXHIBIT (a)(1)

                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock
                                       of
                   AUTOMOBILE PROTECTION CORPORATION -- APCO
                                       at
                              $13.00 NET PER SHARE
                                       by
                            AM1 ACQUISITION COMPANY
                          a wholly owned subsidiary of
                               FORD MOTOR COMPANY
    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
     CITY TIME, ON WEDNESDAY, JULY 14, 1999, UNLESS THE OFFER IS EXTENDED.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER A NUMBER OF SHARES OF THE COMMON STOCK OF AUTOMOBILE PROTECTION CORPORATION -- APCO WHICH CONSTITUTES A MAJORITY OF ALL THE OUTSTANDING SHARES OF SUCH COMMON STOCK (DETERMINED ON A FULLY DILUTED BASIS). THE OFFER IS ALSO SUBJECT TO OTHER TERMS AND CONDITIONS. SEE THE INTRODUCTION AND SECTIONS 1 AND 15.

     THE BOARD OF DIRECTORS OF AUTOMOBILE PROTECTION CORPORATION -- APCO HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING EACH OF THE OFFER AND THE MERGER, ARE FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF AUTOMOBILE PROTECTION CORPORATION -- APCO AND RECOMMENDS THAT HOLDERS OF SHARES ACCEPT THE OFFER AND TENDER THEIR SHARES TO AM1 ACQUISITION COMPANY.
                            ------------------------

                                   IMPORTANT

     Any stockholder desiring to tender all or any portion of such stockholder's Shares (as defined herein) should either (1) complete and sign the Letter of Transmittal (or a facsimile thereof) in accordance with the instructions in the Letter of Transmittal, mail or deliver the Letter of Transmittal (or such facsimile) and any other required documents to the Depositary (as defined herein), and either deliver the certificates representing the tendered Shares and any other required documents to the Depositary or tender such Shares pursuant to the procedure for book-entry transfer set forth in Section 3 or (2) request such stockholder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such stockholder. Stockholders having Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender Shares so registered.

     A stockholder who desires to tender Shares and whose certificates representing such Shares are not immediately available, or who cannot comply with the procedure for book-entry transfer on a timely basis, may tender such Shares by following the procedures for guaranteed delivery set forth in Section 3.

     Questions and requests for assistance may be directed to D.F. King & Co., Inc. (the "Information Agent") at its address and telephone number set forth on the back cover of this Offer to Purchase. Additional copies of this Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery may also be obtained from the Information Agent or from brokers, dealers, commercial banks or trust companies.

                    The Information Agent for the Offer is:

                             D.F. KING & CO., INC.
June 16, 1999

                               TABLE OF CONTENTS

                                                                   PAGE
                                                                   ----
INTRODUCTION.....................................................    1
THE TENDER OFFER.................................................    3
 1.  Terms of the Offer, Expiration Date.........................    3
 2.  Acceptance for Payment and Payment for Shares...............    4
 3.  Procedure for Tendering Shares..............................    5
 4.  Withdrawal Rights...........................................    8
 5.  Certain Federal Income Tax Consequences.....................    8
 6.  Price Range of Shares; Dividends............................    9
 7.  Certain Information Concerning the Company..................   10
 8.  Certain Information Concerning the Purchaser and the
     Parent......................................................   11
 9.  Source and Amount of Funds..................................   12
10.  Background of the Offer; Contacts with the Company..........   12
11.  The Merger Agreement; The Stock Option and Tender
     Agreements; The Company Option Agreement....................   14
12.  Purpose of the Offer; The Merger; Plans for the Company.....   25
13.  Dividends and Distributions.................................   27
14.  Effect of the Offer on the Market for the Shares, Nasdaq
     Listing and Exchange Act Registration.......................   27
15.  Certain Conditions of the Offer.............................   28
16.  Certain Legal Matters and Regulatory Approvals..............   30
17.  Fees and Expenses...........................................   33
18.  Miscellaneous...............................................   33
SCHEDULE I  Certain Information Regarding the Directors and
Executive Officers of Purchaser
                  and the Parent.................................   34

To the Stockholders of Automobile Protection Corporation -- APCO:

                                  INTRODUCTION

     AM1 Acquisition Company, a Georgia corporation (the "Purchaser") and a wholly owned subsidiary of Ford Motor Company, a Delaware corporation (the "Parent"), hereby offers to purchase all of the outstanding shares of Common Stock, par value $.001 per share (the "Shares"), of Automobile Protection Corporation -- APCO, a Georgia corporation (the "Company"), at a purchase price of $13.00 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer").

     Tendering stockholders will not be obligated to pay brokerage fees or commissions or, subject to Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer and sale of Shares pursuant to the Offer. The Purchaser will pay all fees and expenses of First Chicago Trust Company of New York, which is acting as the Depositary for the Offer (in such capacity, the "Depositary") and D.F. King & Co., Inc., which is acting as the Information Agent for the Offer (in such capacity, the "Information Agent"), incurred in connection with the Offer. See Section 17.

     The Board of Directors of the Company (the "Company Board") has unanimously determined that the Merger Agreement (as defined below) and the transactions contemplated thereby, including each of the Offer and the Merger (as defined below), are fair to and in the best interests of the stockholders of the Company and recommends that the holders of the Shares accept the Offer and tender their Shares to the Purchaser.

     The Company Board has received the written opinion of The Robinson-Humphrey Company, LLC, ("Robinson-Humphrey") financial advisor to the Company, that the consideration to be received by the stockholders of the Company pursuant to the Merger Agreement is fair to such stockholders from a financial point of view. A copy of the opinion of Robinson-Humphrey is attached to the Company's Solicitation/ Recommendation Statement on Schedule 14D-9 (as amended or supplemented from time to time, the "Schedule 14D-9") which is being distributed to the stockholders of the Company. The Robinson-Humphrey opinion should be read in its entirety for the assumptions made, the procedures followed, the matters considered and the limits of the review made by Robinson-Humphrey in connection with such opinion. The Robinson-Humphrey opinion was prepared for the Company Board and does not constitute a recommendation to any stockholder as to whether to tender their Shares in the Offer. Robinson-Humphrey was not retained as an advisor or agent to the Company's stockholders.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED IN SECTION
1) A NUMBER OF SHARES WHICH CONSTITUTES A MAJORITY OF ALL THE OUTSTANDING SHARES (DETERMINED ON A FULLY-DILUTED BASIS) (THE "MINIMUM TENDER CONDITION"), (II) THE WAITING PERIOD (AND ANY EXTENSION THEREOF) APPLICABLE TO THE PURCHASE OF SHARES PURSUANT TO THE OFFER UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED (THE "HSR ACT") HAVING BEEN TERMINATED OR EXPIRED, AND (III) ALL CONSENTS, APPROVALS AND FILINGS UNDER ANY STATE STATUTE, LAW (INCLUDING COMMON LAW), ORDINANCE, RULE OR REGULATION APPLICABLE TO AUTOMOBILE WARRANTY OR SERVICE CONTRACT PROVIDERS, AUTOMOBILE INSURANCE PROVIDERS OR PERSONS IN OTHER SIMILAR BUSINESSES OR OTHER BUSINESSES OPERATED BY THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY ("AUTO WARRANTY LAWS") THAT ARE REQUIRED TO BE MADE OR OBTAINED PRIOR TO THE ACCEPTANCE OF THE SHARES PURSUANT TO THE OFFER HAVING BEEN MADE OR OBTAINED. SEE SECTIONS 1 AND 15. IF THE PURCHASER PURCHASES NOT LESS THAN THAT NUMBER OF SHARES NEEDED TO SATISFY THE MINIMUM TENDER CONDITION, IT WILL BE ABLE TO EFFECT THE MERGER WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF THE COMPANY. SEE SECTION 12.

     The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of June 10, 1999 (the "Merger Agreement"), among the Parent, the Purchaser and the Company. The Merger Agreement provides, among other things, for the making of the Offer by the Purchaser, and further provides that, following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement and the Georgia Business Corporation Code (the "GBCC"), the Purchaser will be merged with and into the Company

(the "Merger"). Following the Merger, the Purchaser and the Parent anticipate that the Company will continue as the surviving corporation (the "Surviving Corporation") and become a wholly owned subsidiary of the Parent, and that the separate corporate existence of the Purchaser will cease. The Merger Agreement is more fully described in Section 11.

     Two of the Company's stockholders, Martin J. Blank and Larry I. Dorfman (the "Principal Company Stockholders"), have entered into stock option and tender agreements with the Parent, dated as of June 10, 1999 (each, a "Stock Option and Tender Agreement" and together, the "Stock Option and Tender Agreements") with respect in total to approximately 16.5% of the issued and outstanding Shares (taking into account vested options held by the Principal Company Stockholders) based on the Company's Schedule 14D-9. Pursuant to these agreements, each of the Principal Company Stockholders have agreed, among other things, to tender (and not withdraw) their Shares to the Purchaser pursuant to the Offer, to provide each of the Parent and the Purchaser with an irrevocable proxy to vote in favor of the Merger and otherwise to support the transaction with the Purchaser. The Principal Company Stockholders have also granted to the Parent an option to purchase, which is exercisable upon the occurrence of certain events, all of the Shares beneficially owned by them. See Section 11 for a description of the Stock Option and Tender Agreements.

     In connection with the Merger Agreement, the Parent and the Company have entered into a stock option agreement, dated as of June 10, 1999 (the "Company Option Agreement"), pursuant to which, among other things, the Company has granted to the Parent an irrevocable option to purchase 2,375,406 newly issued Shares, representing 19.9% of the issued and outstanding Shares, upon the terms and subject to the conditions of the Company Option Agreement, at a price of $13.00 per share. The option is exercisable upon the occurrence of certain events. See Section 11 for a description of the Company Option Agreement.

     The Company has represented to the Parent that as of June 10, 1999, (i) there were 11,936,716 Shares issued and outstanding, (ii) 1,233,129 Shares were subject to outstanding Company Employee Stock Options (as defined in the Merger Agreement), (iii) 464,822 Shares were subject to Third Party Stock Options (as defined in the Merger Agreement) and (iv) up to 20,000 Shares may be issuable in respect of Potential Stock Options (as defined in the Merger Agreement). Based upon the foregoing, the Purchaser believes that 6,827,334 Shares constitute a majority of the outstanding Shares on a fully diluted basis.

     If the Purchaser acquires a majority of the outstanding Shares in the Offer, then the Purchaser will have the power, which it intends to exercise, to cause the Merger to be completed without the affirmative vote or action of any other stockholder of the Company. At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than any Shares owned by the Company or any of its subsidiaries, the Parent or the Purchaser, which shares, by virtue of the Merger, shall be canceled and shall cease to exist with no payment being made with respect thereto, and other than Dissenters' Shares (as defined herein)) shall be converted into the right to receive in cash the price per share paid pursuant to the Offer (the "Merger Consideration"), payable to the holder thereof without interest, upon surrender of the certificate formerly representing such Share.

     Pursuant to the Merger Agreement, the Company has also agreed, if and to the extent permitted by law, at the request of the Parent and subject to the terms of the Merger Agreement, to take all necessary and appropriate actions to cause the Merger to become effective as soon as practicable after the expiration of the Offer, without a meeting of the Company's stockholders. See Section 12.

     Certain federal income tax consequences of the sale of the Shares pursuant to the Offer and the exchange of Shares for the Merger Consideration pursuant to the Merger are described in Section 5.

     THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

                                THE TENDER OFFER

     1. TERMS OF THE OFFER, EXPIRATION DATE. Upon the terms and subject to the conditions of the Offer and the Merger Agreement, the Purchaser will pay for all Shares validly tendered on or prior to the Expiration Date and not withdrawn as permitted by Section 4. The term "Expiration Date" means 12:00 Midnight, New York City time, on Wednesday, July 14, 1999, unless and until the Purchaser, in its discretion (but subject to the terms and conditions of the Merger Agreement), shall have extended the period during which the Offer is open, in which event the term "Expiration Date" shall mean the latest time and date at which the Offer, as so extended by the Purchaser, shall expire.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, SATISFACTION OF THE MINIMUM TENDER CONDITION, THE WAITING PERIOD (AND ANY EXTENSION THEREOF) APPLICABLE TO THE PURCHASE OF SHARES PURSUANT TO THE OFFER UNDER THE HSR ACT HAVING BEEN TERMINATED OR EXPIRED, AND ALL CONSENTS, APPROVALS AND FILINGS UNDER THE AUTO WARRANTY LAWS OF ANY STATE THAT ARE REQUIRED TO BE MADE OR OBTAINED PRIOR TO THE ACCEPTANCE OF THE SHARES PURSUANT TO THE OFFER HAVING BEEN MADE OR OBTAINED. SEE SECTION 15, WHICH SETS FORTH IN FULL THE CONDITIONS TO THE OFFER. SUBJECT TO THE PROVISIONS OF THE MERGER AGREEMENT, INCLUDING THE PROVISIONS OF THE MERGER AGREEMENT SET FORTH IN THE NEXT PARAGRAPH, AND THE APPLICABLE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), THE PURCHASER EXPRESSLY RESERVES THE RIGHT, IN ITS SOLE DISCRETION, TO WAIVE ANY OR ALL CONDITIONS TO THE OFFER AND TO MAKE ANY OTHER CHANGES IN THE TERMS AND CONDITIONS OF THE OFFER. SUBJECT TO THE PROVISIONS OF THE MERGER AGREEMENT AND THE APPLICABLE RULES AND REGULATIONS OF THE COMMISSION, IF BY THE EXPIRATION DATE ANY OR ALL OF SUCH CONDITIONS TO THE OFFER HAVE NOT BEEN SATISFIED, THE PURCHASER RESERVES THE RIGHT (BUT SHALL NOT BE OBLIGATED) TO (I) TERMINATE THE OFFER AND RETURN ALL TENDERED SHARES TO TENDERING STOCKHOLDERS, (II) WAIVE SUCH UNSATISFIED CONDITIONS AND PURCHASE ALL SHARES VALIDLY TENDERED OR (III) EXTEND THE OFFER, AND, SUBJECT TO THE TERMS OF THE OFFER (INCLUDING THE RIGHTS OF STOCKHOLDERS TO WITHDRAW THEIR SHARES), RETAIN THE SHARES WHICH HAVE BEEN TENDERED, UNTIL THE OFFER, AS SO EXTENDED BY THE PURCHASER, SHALL EXPIRE.

     Subject to the applicable rules and regulations of the Commission and the terms of the Merger Agreement, the Purchaser expressly reserves the right (but shall not be obligated), in its sole discretion, at any time and from time to time, and regardless of whether or not any of the events set forth in Section 15 shall have occurred or shall have been determined by the Purchaser to have occurred, to (i) extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, any Shares, by giving oral or written notice of such extension to the Depositary and (ii) amend the Offer in any respect by giving oral or written notice of such amendment to the Depositary. Under the terms of the Merger Agreement, however, without the consent of the Company (unless the Company takes certain actions as described in Section 11 under "No Solicitation"), the Purchaser will not reduce the number of Shares subject to the Offer, reduce the price per Share to be paid pursuant to the Offer, modify or add to the conditions of the Offer in any manner adverse to the holders of the Shares, change the form of consideration payable in the Offer or, except as otherwise provided in the Merger Agreement, extend the Offer. The rights reserved by the Purchaser in this paragraph are in addition to the Purchaser's rights to terminate the Offer pursuant to Section 15. The Merger Agreement provides that, subject to the terms and conditions of the Offer and the Merger Agreement and the satisfaction or waiver (to the extent permitted) of all the conditions to the Offer as of the Expiration Date, the Purchaser will pay for all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the Expiration Date, provided the Purchaser may (i) extend the Offer, if at the scheduled expiration date of the Offer any of the conditions to the Purchaser's obligation to purchase the Shares are not satisfied, until such time as such conditions are satisfied or waived, (ii) extend the Offer for a period of not more than ten business days beyond the initial expiration date of the Offer, if on the date of such extension less than 90% of the outstanding Shares have been validly tendered and not properly withdrawn pursuant to the Offer, (iii) extend the Offer for any period required by any rule, regulation, interpretation or position of the Commission or the staff thereof applicable to the Offer, (iv) extend the Offer in order to provide sufficient time for the Parent to respond to any supplement or amendment to the disclosure delivered by the Company to the Parent in accordance with the terms of the Merger Agreement or (v) extend the Offer for any reason for a period of not more than ten business days beyond the latest expiration date that would otherwise be permitted. The Purchaser shall have no obligation to pay interest on the purchase price of tendered Shares,

                                       3.1
including in the event the Purchaser exercises its right to extend the period of time during which the Offer is open.

     Any extension, delay, termination, waiver or amendment will be followed as promptly as practicable by public announcement thereof, and such announcement in the case of an extension will be made in accordance with Rule 14e-1(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Purchaser may choose to make any public announcement, except as provided by applicable law (including Rules 14d-4(c) and 14(d)-6(d) under the Exchange Act, which require that material changes be promptly disseminated to holders of Shares), the Purchaser shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service.

     If the Purchaser makes a material change in the terms of the Offer or if it waives a material condition of the Offer, the Purchaser will disseminate additional tender offer material and extend the Offer to the extent required by Rules 14d-4(c), 14d-6(d) and 14e-1 under the Exchange Act. The minimum period during which an offer must remain open following material changes in the terms of the offer, other than a change in price or a change in the percentage of securities sought, will depend upon the facts and circumstances, including the materiality, of the changes. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought, a minimum ten business day period from the day of such change is generally required to allow for adequate dissemination to stockholders. For purposes of the Offer, a "business day" means any day other than a Saturday, Sunday, or a federal holiday and consists of the time period from 12:01 A.M. through 12:00 Midnight, New York City time.

     The Company has provided the Purchaser with the Company's stockholder list and security position listings for the purpose of disseminating the Offer to holders of Shares. This Offer to Purchase and the related Letter of Transmittal and other relevant materials will be mailed by the Purchaser to record holders of Shares and furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the stockholder list or, if applicable, who are listed as participants in a clearing agency's security position listing, for subsequent transmittal to beneficial owners of Shares.

     2. ACCEPTANCE FOR PAYMENT AND PAYMENT FOR SHARES. Upon the terms and subject to the conditions of the Offer and the Merger Agreement, the Purchaser will accept for payment and pay for all Shares validly tendered and not properly withdrawn on or prior to the Expiration Date that the Purchaser becomes obligated to purchase as soon as practicable after the expiration of the Offer, provided that the Purchaser may extend the Offer as described above. In addition, subject to applicable rules of the Commission, the Purchaser expressly reserves the right to delay acceptance for payment of or payment for Shares pending receipt of any other regulatory approvals specified in Section 16. Any such delays will be effected in compliance with Rule 14e-1(c) under the Exchange Act.

     For information with respect to approvals and filings required to be obtained or made prior to the consummation of the Offer, including under the HSR Act and the Auto Warranty Laws, see Section 16.

     In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates representing such Shares ("Share Certificates") or timely confirmation (a "Book-Entry Confirmation") of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedures set forth in Section 3, (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined below) in connection with a book-entry transfer, and (iii) any other documents required by the Letter of Transmittal.

     The term "Agent's Message" means a message transmitted by the Book-Entry Transfer Facility to and received by the Depositary and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Purchaser may enforce such agreement against such participant.

     For purposes of the Offer, the Purchaser will be deemed to have accepted for payment (and thereby purchased) Shares validly tendered and not properly withdrawn as, if and when the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance for payment of such Shares pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the purchase price therefor with the Depositary, which will act as agent for tendering stockholders for the purpose of receiving payments from the Purchaser and transmitting such payments to stockholders whose Shares have been accepted for payment. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE FOR SHARES BE PAID, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT. If for any reason whatsoever acceptance for payment of or payment for any Shares tendered pursuant to the Offer is delayed or the Purchaser is unable to accept for payment or pay for Shares tendered pursuant to the Offer, then without prejudice to the Purchaser's rights set forth herein, the Depositary may nevertheless, on behalf of the Purchaser and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Shares and such Shares may not be withdrawn except to the extent that the tendering stockholder is entitled to and duly exercises withdrawal rights as described in Section 4.

     If any tendered Shares are not accepted for payment for any reason or if Share Certificates are submitted for more Shares than are tendered, Share Certificates evidencing unpurchased or untendered Shares will be returned without expense to the tendering stockholder (or, in the case of Shares tendered by book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility pursuant to the procedures set forth in Section 3, such Shares will be credited to an account maintained at the Book Entry Transfer Facility), as promptly as practicable following the expiration, termination or withdrawal of the Offer.

     The Purchaser may, at any time, transfer or assign to one or more corporations directly or indirectly majority owned by the Parent the right to purchase all or any portion of the Shares tendered pursuant to the Offer, but any such transfer or assignment shall not relieve the Purchaser of its obligations under the Offer or prejudice the rights of tendering stockholders to receive payment for Shares properly tendered and accepted for payment.

     3. PROCEDURE FOR TENDERING SHARES. Valid Tenders. Except as set forth below, in order for Shares to be validly tendered pursuant to the Offer, the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent's Message in connection with a book-entry delivery of Shares, and any other documents required by the Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase on or prior to the Expiration Date and either (i) Share Certificates evidencing tendered Shares must be received by the Depositary at such address or such Shares must be tendered pursuant to the procedure for book-entry transfer described below and a Book-Entry Confirmation must be received by the Depositary, in each case on or prior to the Expiration Date, or (ii) the guaranteed delivery procedures described below must be complied with.

     Book-Entry Transfer. The Depositary will make a request to establish an account with respect to the Shares at the Book-Entry Transfer Facility for purposes of the Offer within two business days after the date of this Offer to Purchase. Any financial institution that is a participant in the system of the Book-Entry Transfer Facility may make book-entry delivery of Shares by causing the Book-Entry Transfer Facility to transfer such Shares into the Depositary's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for such transfer. However, although delivery of Shares may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer, and any other documents required by the Letter of Transmittal, must in any case be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase on or prior to the Expiration Date, or the guaranteed delivery procedures described below must be complied with.

     DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH THE BOOK-ENTRY TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

     THE METHOD OF DELIVERY OF SHARE CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Signature Guarantees. Signatures on Letters of Transmittal must be guaranteed by a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program (each of the foregoing being referred to as an "Eligible Institution"), except in cases where Shares are tendered (i) by a registered holder of Shares who has not completed either the box labeled "Special Payment Instructions" or the box labeled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. See Instructions 1 and 5 of the Letter of Transmittal.

     If the Share Certificates are registered in the name of a person other than the signer of the Letter of Transmittal, or if payment is to be made, or Share Certificates not accepted for payment or not tendered are to be returned, to a person other than the registered holder, the Share Certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name of the registered holder appears on such certificates, with the signatures on such certificates or stock powers guaranteed as aforesaid. See Instructions 1 and 5 of the Letter of Transmittal.

     If Share Certificates are forwarded separately to the Depositary, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) must accompany each such delivery.

     Guaranteed Delivery. If a stockholder desires to tender Shares pursuant to the Offer and such stockholder's Share Certificates are not immediately available, or such stockholder cannot deliver the Share Certificates and all other required documents to reach the Depositary on or prior to the Expiration Date, or such stockholder cannot complete the procedure for delivery by book-entry transfer on a timely basis, such Shares may nevertheless be tendered, provided that all of the following conditions are satisfied:

          (i) such tender is made by or through an Eligible Institution;

          (ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form made available by the Purchaser is received by the Depositary as provided below on or prior to the Expiration Date; and

          (iii) the Share Certificates (or a Book-Entry Confirmation), representing all tendered Shares in proper form for transfer, together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other documents required by the Letter of Transmittal are received by the Depositary within three Nasdaq National Market trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, telex, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution and a representation that the stockholder owns the Shares tendered within the meaning of, and that the tender of the Shares effected thereby complies with, Rule 14e-4 under the Exchange Act, each in the form set forth in such Notice of Guaranteed Delivery.

     Notwithstanding any other provision hereof, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of Share Certificates for, or of Book-Entry Confirmation with respect to, such Shares, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message), and any other documents required by the Letter of Transmittal. Accordingly, payment might not be made to all tendering stockholders at the same time and will depend upon when Share Certificates or Book-Entry Confirmations of such Shares are received into the Depositary's account at the Book-Entry Transfer Facility.

     Appointment as Proxy. By executing the Letter of Transmittal, a tendering stockholder irrevocably appoints designees of the Purchaser, and each of them, as such stockholder's attorneys-in-fact and proxies, with full power of substitution, in the manner set forth in the Letter of Transmittal, to the full extent of such stockholder's rights with respect to the Shares tendered by such stockholder and accepted for payment by the Purchaser (and with respect to any and all other Shares, other securities or rights issued or issuable in respect of such Shares on or after the date hereof). All such powers of attorney and proxies shall be considered irrevocable and coupled with an interest in the tendered Shares. Such appointment will be effective when, and only to the extent that, the Purchaser accepts such Shares for payment. Upon such acceptance for payment, all prior powers of attorney and proxies given by such stockholder with respect to such Shares (and such other Shares and securities) will be revoked without further action, and no subsequent powers of attorney and proxies may be given nor any subsequent written consents executed (and, if given or executed, will not be deemed effective). The designees of the Purchaser will, with respect to the Shares (and such other Shares and securities) for which such appointment is effective, be empowered to exercise all voting and other rights of such stockholder as they in their sole discretion may deem proper at any annual or special meeting of the Company's stockholders or any adjournment or postponement thereof, by written consent in lieu of any such meeting or otherwise. The Purchaser reserves the right to require that, in order for Shares to be deemed validly tendered, immediately upon the Purchaser's payment for such Shares, the Purchaser must be able to exercise full voting rights with respect to such Shares and other securities, including voting at any meeting of stockholders.

     Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by the Purchaser in its sole discretion, which determination shall be final and binding on all parties. The Purchaser reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance for payment of which may in the opinion of its counsel be unlawful. The Purchaser also reserves the absolute right to waive any of the conditions of the Offer or any defect or irregularity in any tender of Shares of any particular stockholder whether or not similar defects or irregularities are waived in the case of other stockholders. No tender of Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived. None of the Purchaser, the Parent, any of their affiliates or assigns, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. The Purchaser's interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.

     Backup Federal Income Tax Withholding and Substitute Form W-9. Under the "backup withholding" provisions of federal income tax law, the Depositary may be required to withhold 31% of the amount of any payments of cash pursuant to the Offer. In order to avoid backup withholding, each stockholder surrendering Shares in the Offer must, unless an exemption applies, provide the payor of such cash with such stockholder's correct taxpayer identification number ("TIN") on a substitute Form W-9 and certify, under penalties of perjury, that such TIN is correct and that such stockholder is not subject to backup withholding. If a stockholder does not provide its correct TIN or fails to provide the certifications described above, the Internal Revenue Service ("IRS") may impose a penalty on such stockholder and payment of cash to such stockholder pursuant to the Offer may be subject to backup withholding of 31%. All stockholders surrendering Shares pursuant to the Offer should complete and sign the substitute Form W-9 included in the Letter of Transmittal to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the Depositary). Certain stockholders (including among others all corporations and certain foreign individuals and entities) are not subject to backup withholding. Noncorporate foreign stockholders should complete and sign a Form W-8, Certificate of Foreign Status, a copy of which may be obtained from the Depositary, in order to avoid backup withholding. See Instruction 9 of the Letter of Transmittal.

     Other Requirements. The Purchaser's acceptance for payment of Shares tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering stockholder and the

Purchaser upon the terms and subject to the conditions of the Offer, including the tendering stockholder's representation and warranty that the stockholder is the holder of the Shares within the meaning of, and that the tender of the Shares complies with, Rule 14e-4 under the Exchange Act.

     4. WITHDRAWAL RIGHTS. Tenders of Shares made pursuant to the Offer are irrevocable, except that Shares tendered pursuant to the Offer may be withdrawn at any time on or prior to the Expiration Date and, unless theretofore accepted for payment by the Purchaser pursuant to the Offer, may also be withdrawn at any time after August 14, 1999. If the Purchaser extends the Offer, is delayed in its acceptance for payment of Shares or is unable to purchase Shares validly tendered pursuant to the Offer for any reason, then without prejudice to the Purchaser's rights under the Offer, the Depositary may nevertheless, on behalf of the Purchaser, retain tendered Shares and such Shares may not be withdrawn except to the extent that tendering stockholders are entitled to withdrawal rights as described in this Section 4. Any such delay in acceptance for payment will be accompanied by an extension of the Offer to the extent required by law.

     For a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase. Any notice of withdrawal must specify the name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder, if different from that of the person who tendered such Shares. If Share Certificates to be withdrawn have been delivered or otherwise identified to the Depositary, then prior to the physical release of such certificates, the serial numbers shown on such certificates must be submitted to the Depositary and the signatures on the notice of withdrawal must be guaranteed by an Eligible Institution unless such Shares have been tendered for the account of any Eligible Institution. If Shares have been tendered pursuant to the procedure for book-entry transfer as set forth in Section 3, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares, in which case a notice of withdrawal will be effective if delivered to the Depositary by any method of delivery described in the first sentence of this paragraph.

     All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Purchaser, in its sole discretion, whose determination will be final and binding. The Purchaser reserves the absolute right to reject any and all withdrawals determined by it not to be in proper form. The Purchaser also reserves the absolute right to waive any defect or irregularity in any withdrawal of Shares of any particular stockholder whether or not similar defects or irregularities are waived in the case of the other stockholders. No withdrawal of Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived. None of the Purchaser, the Parent, any of their affiliates or assigns, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

     Withdrawals of Shares may not be rescinded. Any Shares properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Offer. However, withdrawn Shares may be re-tendered at any time prior to the Expiration Date by following one of the procedures described in Section 3.

     5. CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following is a discussion of the material United States federal income tax consequences relating to the sale or exchange of Shares pursuant to the Offer and/or the Merger. Unless otherwise indicated, this summary deals only with U.S. Stockholders (as defined below) who hold their Shares as capital assets. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), the proposed, temporary and final Treasury regulations promulgated thereunder, and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the tax consequences that may be relevant to a particular Stockholder in light of that Stockholder's specific circumstances, nor does it discuss the U.S. federal income tax consequences that may be applicable to certain types of Stockholders, such as Stockholders who have received their Shares pursuant to the exercise of employee stock options or otherwise as compensation, dealers in securities, financial institutions, tax-exempt entities, life insurance companies, persons holding their Shares as a part of a hedging, integrated, conversion or constructive sale transaction or as part of a straddle, or persons whose functional currency is not the U.S. dollar, who may be subject to special rules and/or limitations under the Code which are not discussed below. In addition, the following discussion does not discuss the alternative minimum tax consequences, if any, of the sale or exchange of Shares pursuant to the Offer or the Merger, or the state, local or foreign tax consequence of such sale or exchange of Shares.

     For purposes of this discussion, (i) the term "Stockholder" refers to a beneficial owner of Shares, (ii) the term "U.S. Stockholder" means a Stockholder who is (a) a citizen or resident of the United States, (b) a corporation or partnership created or organized in the United States or under the laws of the United States or any political subdivision thereof, (c) an estate the income of which is subject to United States federal income taxation regardless of its source or (d) a trust that (x) is subject to the supervision of a court within the United States and the control of one or more United States persons (as defined in Section 7701 (a)(30) of the Code) or (y) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person and (iii) the term "Non-U.S. Stockholder" means a Stockholder who is not a U.S. Stockholder. ALL STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE OFFER AND THE MERGER TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX AND ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS AND CHANGES IN SUCH TAX LAWS.

     The sale or exchange of Shares pursuant to the Offer or the Merger will be a taxable transaction for U.S. federal income tax purposes. A tendering U.S. Stockholder generally will recognize gain or loss on such sale or exchange of Shares in an amount equal to the difference between the cash received by such U.S. Stockholder pursuant to the Offer or the Merger and the U.S. Stockholder's adjusted tax basis in the Shares exchanged therefor. Gain or loss will be calculated separately for each block of Shares (i.e., Shares acquired at the same cost in a single transaction) tendered and purchased pursuant to the Offer or converted in the Merger, as the case may be. For federal income tax purposes, such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the relevant U.S. Stockholder held its Shares for more than one year as of the date the Purchaser accepts such Shares for payment pursuant to the Offer or as of the effective date of the Merger, as the case may be. The long-term capital gains of individuals, estates and certain trusts generally are eligible for reduced rates of taxation. Capital losses generally must be used only to offset capital gains.

     Any gain realized by a Non-U.S. Stockholder upon the sale or exchange of Shares pursuant to the Offer and/or the Merger generally will not be subject to U.S. federal income or withholding tax unless (i) such gain is effectively connected with a U.S. trade or business conducted by the Non-U.S. Stockholder in the United States, (ii) in the case of a Non-U.S. Stockholder who is an individual, such individual is present in the United States for 183 days or more in the taxable year during which the Purchaser accepts such Shares for payment pursuant to the Offer or which includes the effective date of the Merger, as the case may be, and certain other conditions are met, or (iii) in the case of a Non-U.S. Stockholder who directly, indirectly or constructively owns more than 5% of the Shares at any time during the five year period ending on the date the relevant Shares are disposed of, the Company is or has been a "U.S. real property holding corporation" within the meaning of Section 897(c)(2) of the Code (which the Company does not expect to be the case).

     6. PRICE RANGE OF SHARES; DIVIDENDS. According to the Company's 1998 Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "1998 Annual Report"), the Shares are listed and traded on the Nasdaq National Market ("Nasdaq") under the symbol "APCO." The following table sets forth, for the quarters indicated, the high and low sales prices per Share on Nasdaq with respect to periods occurring in

1997, 1998 and 1999 as reported by the Dow Jones News Service. According to the 1998 Annual Report, the Company has not paid any dividends on the Shares.

                                                                 HIGH      LOW
                                                                 ----      ---
YEAR ENDED DECEMBER 31, 1997:
  First Quarter.............................................    $ 5.00    $3.38
  Second Quarter............................................      4.00     3.19
  Third Quarter.............................................      5.38     3.50
  Fourth Quarter............................................      7.63     4.75
YEAR ENDED DECEMBER 31, 1998:
  First Quarter.............................................     13.50     6.00
  Second Quarter............................................     14.94     9.00
  Third Quarter.............................................     11.50     5.00
  Fourth Quarter............................................     11.88     5.06
YEAR ENDED DECEMBER 31, 1999:
  First Quarter.............................................     13.88     7.69
  Second Quarter (through June 15, 1999)....................     13.25     7.50

     On June 10, 1999, the last full trading day prior to announcement of the Offer, the closing sale price per Share reported on Nasdaq was $13.19. On June 15, 1999, the last full trading day before commencement of the Offer, the closing sale price per Share reported on Nasdaq was $12.78. STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE SHARES.

     7. CERTAIN INFORMATION CONCERNING THE COMPANY. The information concerning the Company contained in this Offer to Purchase, including financial information, has been taken from or based upon publicly available documents and records on file with the Commission and other public sources. The summary information concerning the Company in this Section 7 and elsewhere in this Offer to Purchase is derived from the Company's 1998 Annual Report, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (the "1999 Quarterly Report") and other publicly available information. The summary information set forth below is qualified in its entirety by reference to such reports (which may be obtained and inspected as described below) and should be considered in conjunction with the more comprehensive financial and other information in such reports and other publicly available reports and documents filed by the Company with the Commission and other publicly available information. Although the Purchaser and the Parent do not have any knowledge that would indicate that any statements contained herein based upon such reports are untrue, neither the Purchaser nor the Parent assumes any responsibility for the accuracy or completeness of the information contained therein, or for any failure by the Company to disclose events that may have occurred and may affect the significance or accuracy of any such information but which are unknown to the Purchaser and the Parent.

     General. The Company was incorporated under the laws of the State of Georgia in 1984. The Company is engaged principally in the marketing and administration of extended vehicle service contracts and extended vehicle warranty programs sold by automobile and recreational vehicle dealers located throughout the United States. A subsidiary of the Company also provides insurance brokerage services to the automotive industry.

     The Company's principal executive offices are located at 15 Dunwoody Park Drive, Suite 100, Atlanta, Georgia 30338. The telephone number of the Company at such offices is (770) 394-7070.

     Financial Information. Set forth below is certain selected consolidated financial data for the Company which was derived from the 1998 Annual Report and the 1999 Quarterly Report. More comprehensive financial information is included in the reports (including management's discussion and analysis of financial condition and results of operations) and other documents filed by the Company with the Commission, and the following financial data is qualified in its entirety by reference to such reports and other documents including the financial information and related notes contained therein. Such reports and other documents may be examined and copies thereof may be obtained from the offices of the Commission and Nasdaq in the manner set forth below.

                   AUTOMOBILE PROTECTION CORPORATION -- APCO

                      SELECTED CONSOLIDATED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     THREE MONTHS
                                                   ENDED MARCH 31,      FISCAL YEAR ENDED DECEMBER 31,
                                                  ------------------    ------------------------------
                                                   1999       1998        1998       1997       1996
                                                   ----       ----        ----       ----       ----
                                                     (UNAUDITED)                  (AUDITED)
STATEMENT OF OPERATIONS DATA
  Total revenues..............................    $30,836    $25,814    $119,954    $93,935    $67,208
  Income before provision for income taxes and
     cumulative effect of accounting change...    $ 2,793    $ 2,171    $ 10,488    $ 6,531    $ 2,527
  Net income..................................    $ 1,762    $ 1,368    $  6,606    $ 4,051    $ 1,564
  Basic earnings per share....................    $  0.15    $  0.12    $   0.57    $  0.38    $  0.16
  Weighted average number of shares
     outstanding..............................     11,862     11,207      11,584     10,760     10,078
  Diluted earnings per share..................    $  0.14    $  0.11    $   0.53    $  0.35    $  0.14
  Weighted average number of shares
     outstanding (on a diluted basis).........     12,796     12,287      12,508     11,584     10,980

                                                     AT MARCH 31,               AT DECEMBER 31,
                                                  ------------------           ------------------
                                                   1999       1998              1998       1997
                                                   ----       ----              ----       ----
                                                     (UNAUDITED)                   (AUDITED)
BALANCE SHEET DATA
  Working capital.............................    $33,404    $24,152           $31,366    $21,034
  Total assets................................    $60,290    $46,788           $55,518    $39,315
  Total liabilities...........................    $22,533    $19,487           $20,110    $15,040
  Shareholders' equity........................    $37,757    $27,301           $35,408    $24,275

     The Shares are registered under the Exchange Act. Accordingly, the Company is subject to the informational filing requirements of the Exchange Act and in accordance therewith is obligated to file periodic reports, proxy statements and other information with the Commission relating to its business, financial condition and other matters. The Company is required to disclose in such proxy statements certain information, as of particular dates, concerning the Company's directors and officers, their remuneration, options granted to them, the principal holders of the Company's securities and any material interest of such persons in transactions with the Company. Such reports, proxy statements and other information should be available for inspection at the public reference facilities of the Commission located in Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should also be available for inspection and copying at prescribed rates at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Such reports, proxy statements and other information may also be obtained at the Web site that the Commission maintains at http://www.sec.gov. Copies of this material may also be obtained by mail, upon payment of the Commission's customary fees, from the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Such materials should also be available for inspection at the library of Nasdaq, 1735 K Street, N.W., Washington, D.C. 20006.

     8. CERTAIN INFORMATION CONCERNING THE PURCHASER AND THE PARENT. The Purchaser, a Georgia corporation and a wholly owned subsidiary of the Parent, was organized in connection with the Offer and the Merger and has not carried on any activities to date other than those incident to its formation and the commencement of the Offer. Both the Purchaser and the Parent have their principal executive offices at The American Road, Dearborn, Michigan 48121. The telephone number for the Parent and the Purchaser is (313) 322-3000.

     The Parent, a Delaware corporation, is the world's largest producer of trucks and the second largest producer of cars and trucks combined. The Parent and its subsidiaries also engage in other businesses, such as manufacturing automotive components and systems and financing and renting vehicles and equipment.

     The name, citizenship, business address, present principal occupation or employment, and five year employment history of each of the directors and executive officers of the Purchaser and the Parent are set forth in Schedule I hereto.

     The Parent is subject to the informational filing requirements of the Exchange Act and in accordance therewith is obligated to file periodic reports, proxy statements and other information with the Commission relating to its business, financial condition and other matters. The Parent is required to disclose in such proxy statements certain information, as of particular dates, concerning the Parent's directors and officers, their remuneration, options granted to them, the principal holders of the Parent's securities and any material interest of such persons in transactions with the Parent. Such reports, proxy statements and other information should be available for inspection at the public reference facilities of the Commission located in Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should also be available for inspection and copying at prescribed rates at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Such reports, proxy statements and other information may also be obtained at the Web site that the Commission maintains at http://www.sec.gov. Copies of this material may also be obtained by mail, upon payment of the Commission's customary fees, from the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Such materials should also be available for inspection at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     Except as described in this Offer to Purchase, neither the Purchaser nor the Parent nor, to their best knowledge, any of the persons listed on Schedule I hereto or any associate or majority-owned subsidiary of the Purchaser or the Parent or any of the persons so listed, beneficially owns or has a right to acquire directly or indirectly any Shares, and neither the Purchaser nor the Parent nor, to their best knowledge, any of the persons or entities referred to above, or any of the respective executive officers, directors or subsidiaries of any of the foregoing, has effected any transactions in the Shares during the past 60 days.

     9. SOURCE AND AMOUNT OF FUNDS. The aggregate amount to be paid to effect the Offer and the Merger (including the payments of fees and expenses related thereto) will be approximately $180 million. The Purchaser has not conditioned its obligation to accept for payment and pay for Shares pursuant to the Offer on obtaining financing. The Purchaser expects to obtain all funds needed for the Offer and the Merger from the Parent by means of a capital contribution. The Parent will obtain such funds from its cash on hand.

     10. BACKGROUND OF THE OFFER; CONTACTS WITH THE COMPANY. In mid-November 1998, a representative of the Parent contacted Larry I. Dorfman, Chief Executive Officer and President of the Company, by telephone regarding a potential business relationship between the Parent and the Company. These persons agreed to meet in person to pursue further discussions.

     Representatives of the Parent met with representatives of the Company in early December 1998 to continue the brief discussions held in November 1998. In advance of this meeting, the Company and the Parent signed a confidentiality agreement. At this meeting, the parties held broad-ranging discussions concerning the business of the Company and a number of types of relationships the two companies could pursue, ranging from cooperation on various products to an acquisition, as well as the business of the Company generally. On December 11, 1998, representatives of the Parent informed the Company that the Parent was interested in exploring an acquisition of the Company. The Company indicated that it had been involved in discussions with another potential acquiror and was subject to an exclusivity agreement that would have to be terminated before any acquisition discussions with the Parent could take place.

     In late January 1999, the Company informed the Parent that it had broken off talks with the potential acquiror and that no formal offer had been made. The Company indicated that it had terminated its agreement with the potential acquiror and that it was interested in engaging in further discussions with the Parent for the purpose of an acquisition. Thereafter on January 26, 1999, representatives of the Parent met with representatives of the Company at the Company's offices in Atlanta, Georgia. At this meeting, the parties discussed in general terms the Company's business and financial condition. The parties held initial discussions concerning potential values for the Company. Representatives of the Parent also indicated that it was likely that the

Parent would desire that certain members of management of the Company enter into employment agreements to remain employed with the Company following any acquisition.

     During February and March of 1999, representatives of the Parent continued to discuss the possibility of an acquisition of the Company and commenced its due diligence investigation of the Company. On several occasions members of the Parent's legal staff, Parent's customer service division and outside consultants retained by the Parent visited the Company to conduct legal and business due diligence.

     On March 16, 1999, the Company Board met to review the status of management's discussions with the Parent. No representatives of the Parent were present at the Company Board meeting. Members of management of the Company gave to the Company Board a detailed presentation concerning the potential terms and structure of an acquisition of the Company by the Parent and the due diligence that had been performed by the Parent to that point in time. The Company Board authorized management of the Company to continue to pursue with the Parent the terms of a potential acquisition of the Company. Following such Company Board meeting, representatives of the Company and the Parent discussed various issues related to the Parent's proposal to acquire the Company. Representatives of the Parent indicated that a condition of its proposal was that Mr. Dorfman and Martin J. Blank, the Company's Chairman and Chief Operating Officer, commit to three-year employment agreements with the post-acquisition entity, and the parties discussed the general terms of the employment, including compensation levels, duties, non-competition and similar terms and other provisions.

     In late March 1999, representatives of the Parent, the Company, Simpson Thacher & Bartlett, counsel to Parent, and Graubard Mollen & Miller, counsel to the Company, held a conference call to discuss the structure of a potential acquisition. During this call, the Parent expressed its desire that Messrs. Dorfman and Blank enter into agreements to support the transaction in their capacities as significant shareholders of the Company and that the Company enter into the Company Option Agreement.

     Following this discussion, drafts of the Merger Agreement and the related agreements were provided to the Company and Graubard Mollen & Miller.

     During April and May 1999, the Parent continued its business and legal due diligence. The Company provided copies of documentation essential to its business, reviewed with the representatives of the Parent the terms of its products, marketing arrangements and related legal filings and provided a review of an actuarial study of the Company's underwriting data prepared by Tillinghast & Company.

     On May 14, 1999, after the Parent's due diligence reached an advanced stage, senior management of the Parent considered the proposed transaction and authorized negotiation of definitive terms for the acquisition, subject to further approval and final approval by the Board of Directors of the Parent. On May 17, representatives of the Parent indicated to the Company that the Parent was interested in an acquisition of the Company at a price not to exceed $13.00 per share, subject to further due diligence, the negotiation of definitive acquisition and related agreements and approval by the Parent's Board. Thereafter, the Parent and the Company continued to discuss various due diligence matters and the terms of the proposed acquisition.

     On May 24, 1999 and again on June 2, 1999, representatives of the Parent and its counsel met at the offices of Simpson Thacher & Bartlett with members of senior management of the Company and the Company's counsel to discuss and negotiate the Merger Agreement and the related agreements. The parties continued to discuss the terms of such agreements during early June.

     The Company Board held a meeting at the offices of the Company on June 9, 1999, at which it discussed the course of discussions between the parties to date and the terms of the Offer and the Merger Agreement and the related agreements. At this meeting, the Company Board received a presentation from Robinson-Humphrey, financial advisors to the Company, concerning the financial terms and effects of the transaction. At this time, the Company Board did not approve the Offer or the Merger Agreement and related agreements, but did authorize the officers of the Company to negotiate final terms of the Offer and the Merger Agreement and related agreements. The Company Board resolved to hold a subsequent meeting to consider the finalized terms of the agreements and a formal offer approved by the Parent's Board of Directors.

     Following such meeting, representatives of the parties held several telephone conferences in which the terms of the Merger Agreement and the related agreements were finalized.

     In the morning of June 10, 1999, the Board of Directors of the Parent considered the acquisition of the Company and the terms of the Offer and the Merger. The Board of Directors of Parent approved the acquisition of the Company at a price of $13.00 per share. Following such meeting, a representative of the Parent telephoned Mr. Blank to inform him that the Parent's Board had approved the transaction.

     The Company Board held a meeting later that day and reviewed the final agreements relating to the Offer. Robinson-Humphrey rendered its opinion to the Company Board that the consideration to be received by shareholders of the Company in the Offer and the Merger is fair to such shareholders from a financial point of view. The changes made to the agreements since the June 9 meeting were discussed, and the Company Board approved the Offer, the Merger and the terms of the Merger Agreement and the related agreements in their final form.

     Shortly thereafter on June 10, 1999, the parties executed the Merger Agreement and the related agreements and announced the transaction by joint press release.

     11. THE MERGER AGREEMENT; THE STOCK OPTION AND TENDER AGREEMENTS; THE COMPANY OPTION AGREEMENT. The following is a summary of the Merger Agreement, the Stock Option and Tender Agreements and the Company Option Agreement, which summaries are qualified in their entirety by reference to the Merger Agreement, the Stock Option and Tender Agreements and the Company Option Agreement. The Offer, the Merger and the other transactions contemplated by the Merger Agreement, the Stock Option and Tender Agreements and the Company Option Agreement are referred to herein collectively as the"Transactions." The Company has also entered into employment agreements with Martin J. Blank and Larry I. Dorfman which are described in the Schedule 14D-9.

     The Offer. The Merger Agreement provides for the commencement of the Offer as soon as practicable but in no event later than five business days after the date of the execution of the Merger Agreement. The obligation of the Purchaser to accept for payment and pay for any Shares tendered pursuant to the Offer is subject to the satisfaction or waiver (to the extent permitted by the Merger Agreement) of the conditions set forth in Section 15 (the"Offer Conditions"). The Purchaser may waive any such condition in whole or in part and make any other changes in the terms and conditions of the Offer, subject to the terms of the Merger Agreement.

     Under the terms of the Merger Agreement, however, without the consent of the Company, the Purchaser will not reduce the number of Shares subject to the Offer, reduce the price per Share to be paid pursuant to the Offer, modify or add to the conditions of the Offer in any manner adverse to the holders of the Shares, change the form of consideration payable in the Offer or, except as otherwise provided in the Merger Agreement, extend the Offer. The Purchaser shall have no obligation to pay interest on the purchase price of tendered Shares, including in the event the Purchaser exercises its right to extend the period of time during which the Offer is open. The rights reserved by the Purchaser in this paragraph are in addition to the Purchaser's rights to terminate the Offer pursuant to Section 15. The Merger Agreement provides that, subject to the terms and conditions of the Offer and the Merger Agreement and the satisfaction or waiver (to the extent permitted) of all the conditions to the Offer as of the Expiration Date, the Purchaser will pay for all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the Expiration Date, provided the Purchaser may (i) extend the Offer, if at the scheduled expiration date of the Offer any of the conditions to the Purchaser's obligation to purchase the Shares are not satisfied, until such time as such conditions are satisfied or waived, (ii) extend the Offer for a period of not more than ten business days beyond the initial expiration date of the Offer, if on the date of such extension less than 90% of the outstanding Shares have been validly tendered and not properly withdrawn pursuant to the Offer,
(iii) extend the Offer for any period required by any rule, regulation, interpretation or position of the Commission or the staff thereof applicable to the Offer, (iv) extend the Offer in order to provide sufficient time for the Parent to respond to any supplement or amendment to the disclosure delivered by the Company to the Parent in accordance with the terms of the Merger Agreement or (v) extend the Offer for any reason for a period of not more than ten business days beyond the latest expiration date that would otherwise be permitted.

     Composition of the Board of Directors After the Offer. The Merger Agreement provides that, promptly upon the acceptance for payment of the Shares to be purchased pursuant to the Offer, the Purchaser shall be entitled to designate such number of directors on the Company Board (and on each committee of the Company Board and on each board of directors of each subsidiary of the Company designated by the Parent) as will give the Purchaser representation on the Company Board (or such committee or subsidiary board of directors) equal to at least that number of directors, rounded up to the next whole number, which is the product of (a) the total number of directors on the Company Board (or such committee or subsidiary board of directors) giving effect to the directors appointed or elected pursuant to this sentence multiplied by (b) the percentage that (i) such number of Shares so accepted for payment and paid for by the Purchaser plus the number of Shares otherwise owned by the Purchaser or any other subsidiary of the Parent bears to (ii) the number of Shares outstanding, and the Company shall, at such time, cause the Purchaser's designees to be so appointed or elected. The Company shall take all actions necessary to cause the persons designated by the Parent to be directors on the Company Board (or a committee of the Company Board or the board of directors of a subsidiary of the Company designated by the Parent) pursuant to the preceding sentence to be so appointed or elected (whether, at the request of the Parent, by means of increasing the size of the Company Board (or such committee or subsidiary board of directors) or seeking the resignation of directors and causing the Parent's designees to be appointed or elected). The Purchaser intends, subject to applicable law, to effect the foregoing changes upon acceptance for payment of Shares pursuant to the Offer.

     The Merger. The Merger Agreement provides that, upon the terms and subject to the conditions thereof (and including those described in Section 15) and in accordance with the GBCC, at the Effective Time, the Purchaser shall be merged with and into the Company. Following the Merger, the separate corporate existence of the Purchaser shall cease and the Company shall continue as the surviving corporation. However, the Parent may elect at any time prior to the Merger, instead of merging Purchaser into the Company as provided above, to merge the Company with and into Purchaser. In addition, at the Parent=s election, any direct or indirect subsidiary or other affiliate the Parent may be substituted for the Purchaser as a constituent corporation in the Merger.

     Certificate of Incorporation, By-laws, Directors and Officers After the Merger. The Merger Agreement provides that the articles of incorporation of the Purchaser, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; provided, however, that such articles of incorporation shall be amended to change the name of the Surviving Corporation to the name of the Company. At the Effective Time, the by-laws of the Purchaser shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The Merger Agreement further provides that the directors of the Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier resignation or removal. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified, or their earlier resignation or removal.

     Conversion of Shares. Pursuant to the Merger Agreement, at the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than any Shares owned by the Company or any of its subsidiaries, the Parent or the Purchaser, which Shares, by virtue of the Merger, shall be canceled and retired and shall cease to exist with no payment being made with respect thereto, and other than Dissenting Shares) shall be converted into the right to receive in cash the Merger Consideration, payable to the holder thereof without interest, upon surrender of the certificate formerly representing such Share.

     Treatment of Stock Options. The Merger Agreement provides that, as soon as practicable following the date of the Merger Agreement, the Company Board (or, if appropriate, any committee administering the stock option or equity plans of the Company (the "Company Stock Plans")) shall adopt such resolutions or take such other actions as are required to adjust the terms of all outstanding Company Employee Stock

Options and Potential Stock Options to provide that, and shall offer to substantially all holders of Third Party Stock Options to amend such options so that, each such option outstanding immediately prior to the Effective Time shall be canceled on the date following the Effective Time in exchange for a cash payment by the Company to be made on such date of an amount equal to (i) the excess, if any, of (x) the price per share of Company Common Stock to be paid pursuant to the Offer over (y) the exercise price per share of Company Common Stock subject to such option, multiplied by (ii) the number of Shares for which such option shall not theretofore have been exercised, subject to certain exceptions and conditions as described in the Merger Agreement.

     Dissenting Shares. The Merger Agreement provides that Shares outstanding immediately prior to the Effective Time and held by any person who is entitled to demand and properly demands payment of the fair value of such Shares pursuant to, and who complies in all respects with, Article 13 of the GBCC ("Dissenters' Shares") shall not be converted into the Merger Consideration, but rather the holders thereof shall be entitled to payment of the fair value of such Dissenters' Shares in accordance with Article 13 of the GBCC; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to receive payment of fair value under Article 13 of the GBCC, then the right of such holder to be paid the fair value of such holder's Dissenters' Shares shall cease and such Dissenters' Shares shall be treated as if they had been converted as of the Effective Time into the Merger Consideration. The Company shall serve prompt notice to the Parent of any demands received by the Company for appraisal of any Shares, attempted withdrawals of any such demands and any other documents received in connection with any assertion of rights to payment of fair value under Article 13 of the GBCC and the Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of the Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing. See Section 12.

     Conduct of Business Pending the Merger. The Company has agreed that, during the period from the date of the Merger Agreement to the Effective Time, except pursuant to the terms of the Merger Agreement, the Company shall, and shall cause each of its subsidiaries to conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and use its commercially reasonable efforts to preserve intact its current business organization, keep available the services of its officers and employees and maintain its relationships with customers, suppliers, licensors, licensees, distributors and agents and others having business dealings with them.

     Without limiting the generality of the foregoing and except as otherwise expressly permitted by the Merger Agreement, the Company has agreed that the Company and its subsidiaries shall refrain from taking various actions without the Parent's prior written consent until the Effective Time. These prohibitions cover, among other things, declaring or paying any dividend or other distribution, making changes in their capital stock, purchasing, redeeming or acquiring any shares of capital stock of the Company or any subsidiary of the Company, adopting a plan of complete or partial dissolution or liquidation, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries, authorizing for issuance, issuing, delivering, selling or granting their capital stock, voting debt securities, other voting securities, any securities convertible into or exchangeable for, or any options warrants or rights to acquire any such shares or securities or any "phantom" stock rights, other than the issuance of Shares pursuant to existing options, making changes to their organizational documents, engaging in any material corporate transaction, increasing the compensation or benefits to directors, officers and current or former employees (except salary increases for non-officer employees in the ordinary course of business consistent with past practice), increasing any severance or termination pay, other than employment agreements approved by the Parent, entering into or amending any employment, consulting, indemnification, severance or termination agreements with any present or former employee, officer or director, establishing, adopting, entering into or amending in any material respect any collective bargaining agreement or Company benefit plan, loan or advance money in excess of certain limits to any present or former employee, officer or director, changing accounting or tax policies, selling, licensing or otherwise disposing of or permitting any properties or assets to become subject to any lien, other than certain permitted liens, incurring debt or guaranteeing debt, except for short term borrowing in the ordinary course of business consistent with past practice, making any loans, advances or capital contributions or investments in any other person other than to the Company or any subsidiary of the Company, making capital expenditures beyond specified limits, paying or discharging any claims, liabilities or obligations outside the ordinary course of business consistent with past practice, canceling any material indebtedness, waiving the benefits of or modifying any confidentiality, standstill or similar agreement, amending or entering into certain material contract and taking any actions that would make any of the representations and warranties of the Company contained in the Merger Agreement untrue and incorrect or result in any of the Offer Conditions not being satisfied.

     No Solicitation. The Merger Agreement provides that, except as permitted in the next paragraph:

          (a) the Company and the subsidiaries of the Company shall not, and shall use commercially reasonable efforts to cause each of its directors, officers, employees, agents, or representatives not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations, or enter into any agreement with any person or entity (other than the Parent or the Purchaser) concerning any tender offer or exchange offer, proposal for a tender offer, exchange offer, merger, consolidation, recapitalization or other business combination involving the Company or any subsidiary of the Company, any proposal for the issuance by the Company of a material amount of its equity securities as consideration for the assets or securities of another person or any proposal or offer to acquire in any manner, directly or indirectly, a material equity interest in, any voting securities of, or a substantial portion of the assets of, the Company or any subsidiary of the Company, other than the Offer, the Merger and the other Transactions (a "Company Takeover Proposal"), or (ii) take any other action intended or designed to facilitate the efforts of any person or entity (other than the Parent or the Purchaser) relating to a possible Company Takeover Proposal, and

          (b) neither the Company Board nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Parent or the Purchaser, the approval or recommendation by the Company Board or any such committee of the Merger Agreement, the Offer or the Merger.

     The Merger Agreement also provides that any violation of the restrictions set forth in the preceding sentences by any officer of the Company or any subsidiary of the Company or any affiliate, director or investment banker, attorney or other advisor or representative of the Company or any subsidiary of the Company, whether or not such person is purporting to act on behalf of the Company or any subsidiary of the Company or otherwise, shall be deemed to be a breach by the Company. The Company has agreed to cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of the Merger Agreement with respect to any Company Takeover Proposal.

     Notwithstanding the foregoing, in the event that the Company receives a Company Takeover Proposal that did not result from a breach of the foregoing restrictions, the Company and each subsidiary of the Company, at their discretion, shall be permitted to (i) furnish to and communicate with the party making such Company Takeover Proposal any information (subject to a customary confidentiality agreement) and otherwise negotiate with such party or (ii) withdraw or modify its approval or recommendation of the Merger Agreement, the Offer or the Merger, in each case, only if two business days prior written notice shall have been given to the Parent and (A) the Company Board shall have been advised in writing by its investment banker that it believes the party making the Company Takeover Proposal is financially capable of consummating such Company Takeover Proposal, which proposal does not have any financing contingency, (B) the Company Board shall have been reasonably advised in writing, by outside counsel to the Company, that any failure to provide such information to the party or withdraw or modify such approval or recommendation, respectively, would be reasonably likely to constitute a breach of the fiduciary duties of the Company Board to the stockholders of the Company and (C) the Company Board, after weighing such advice, determines in good faith that failing to furnish such information or withdraw or modify such approval or recommendation, respectively, would constitute a breach of its fiduciary duties to the stockholders of the Company. In addition, if the Board of Directors of the Company receives an unsolicited Company Takeover Proposal or any inquiry with respect to or which could lead to any Company Takeover Proposal, then the Company shall promptly inform the Parent orally and in writing of such proposal and the identity of the person making it. The Merger Agreement also provides that the Company shall keep the Parent fully informed of significant developments including any change to the terms of any such Company Takeover Proposal or inquiry.

     Preparation of Proxy Statement; Stockholders Meeting. The Merger Agreement provides that if required, the Company shall, as soon as practicable following the Expiration Date, (i) duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of seeking from the holders of the majority of the Shares approval of the Merger Agreement ("Company Stockholder Approval"),
(ii) prepare and file with the Commission a proxy statement relating to the Merger and the Merger Agreement and use its commercially reasonable efforts to respond as promptly as practicable to any comments made by the Commission with respect to the proxy statement and cause a definitive proxy statement (the "Proxy Statement") to be mailed to its stockholders. The Company shall, through the Company Board, recommend to its stockholders that they give Company Stockholder Approval, except to the extent that the Company Board shall have withdrawn or modified its approval or recommendation of the Merger Agreement, the Offer or the Merger in accordance with the terms of the Merger Agreement. Pursuant to the Merger Agreement, the Parent also agrees that it will vote, or cause to be voted, all of the Shares then owned by it, the Purchaser or any of its other subsidiaries in favor of the approval of the Merger Agreement.

     The Merger Agreement provides that, notwithstanding the foregoing, in the event that the Purchaser or any other subsidiary of the Parent shall acquire at least 90% of the outstanding Shares, the parties shall, at the request of the Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a stockholders meeting in accordance with Section 1104 of the GBCC.

     Access to Information. Pursuant to the Merger Agreement, the Company shall, and shall cause each of its subsidiaries to, afford to the Parent and to the Parent's officers, employees, accountants, counsel, financial advisors and other representatives reasonable access during normal business hours during the period prior to the Effective Time to the books, properties, contracts, commitments, personnel and records of the Company and its subsidiaries, and the Company shall, and shall cause each of its subsidiaries to, furnish promptly to the Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as the Parent may reasonably request.

     Commercially Reasonable Efforts. The Merger Agreement provides that subject to terms and conditions set forth in the Merger Agreement and unless, to the extent permitted, as described above under "No Solicitation", the Company Board approves or recommends a Company Takeover Proposal, each of the parties shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other Transactions.

     Indemnification; D&O Insurance. The Merger Agreement provides that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors, officers or employees of the Company and the subsidiaries of the Company as provided in their respective certificates of incorporation or by-laws shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the Effective Time.

     The Merger Agreement further provides that the Company will, and after the consummation of the Offer, Parent will cause the Company to maintain in effect for not less than three years after the Effective Time, the current policies of directors' and officers' liability insurance maintained by the Company on June 10, 1999, with respect to matters occurring through the Effective Time and covering parties who are covered by those current policies. The Merger Agreement further provides that, prior to consummation of the Offer, the Company will endeavor to, and will be permitted to, satisfy its obligation to maintain the insurance policies by extending coverage thereunder pursuant to a three year "tail" policy, provided that the lump sum payment to purchase the coverage does not exceed $112,500. If a "tail" policy cannot be purchased on those terms prior to the consummation of the Offer, then the Company will be obligated under the Merger Agreement to endeavor to obtain coverage at the lowest premium cost reasonably available, provided that the Company will not be obligated to pay annual payments that exceed 125% of the annual premium payment in effect on the date of the Merger Agreement.

     Public Announcements. The Parent, the Purchaser and the Company agree to consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Offer, the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law, court process or any listing agreement with any national securities exchange.

     Transaction Litigation. The Merger Agreement provides that the Company shall give the Parent the opportunity to participate fully in the conduct of the defense or the settlement of any litigation against the Company and its directors relating to the Offer, the Merger and the other Transactions; provided, however, that no such settlement shall be agreed to without the Parent's prior written consent, which shall not be unreasonably withheld.

     Representations and Warranties. The Merger Agreement contains various customary representations and warranties of the parties thereto including, but not limited to, representations and warranties by the Company concerning the Company's capitalization, the Board of Directors' approval of the Merger Agreement and the transactions contemplated thereby (including approvals so as to render inapplicable thereto the "fair price" and "business combination" provisions contained in Parts 2 and 3 of Article 11 of the GBCC), required filings and consents, Commission filings and financial statements, absence of certain changes or events, tax matters, employee benefit plans, absence of litigation, compliance with applicable laws, material contracts, real and personal property matters, intellectual property matters, year 2000 compliance, transactions with affiliates, environmental matters, and fees and opinions of financial advisors and brokers. Some of the representations are qualified by the limitation that, in order for the representation to have been breached, the event breaching the representation must have a Material Adverse Effect. A "Material Adverse Effect" as to the Company means a material adverse effect on the business, assets, results of operations, financial condition or prospects of the Company, and the subsidiaries of the Company taken as a whole, on the ability of the Company to perform its obligations under the transaction agreements to which it is a party or on the ability of the Company to consummate the Offer, the Merger and the other Transactions; provided, however, that only with respect to a material adverse effect on the prospects of the Company and the subsidiaries of the Company, events changes, effects and developments relating to the economy in general and not specifically relating to the Company or the subsidiaries of the Company are not included.

     Pursuant to the Merger Agreement, the Company has a continuing obligation to promptly supplement or amend the disclosure provided to the Parent with respect to any matter arising or discovered after the date of the Merger Agreement which would have been required to be disclosed in order for the representations and warranties to be true and correct; provided, however, that if (x) the Parent consents in writing to any such supplement or amendment or fails to respond in writing to the Company by 11:59 p.m. on the fifth full business day following the date of receipt by the Parent of such supplement or amendment, such supplement or amendment shall be deemed a part of the disclosure provided by the Company or an exception to the specified representation or warranty, as the case may be, at all future times that the representations and warranties of the Company are required to be true and correct and (y) the Parent responds in writing but does not consent to any such supplement or amendment, the matter so disclosed shall be deemed a failure of the conditions to the obligations of Parent and Sub to complete the Offer and the Merger.

     Conditions of the Merger. Under the Merger Agreement, the respective obligations of the Parent, the Purchaser and the Company to effect the Merger are subject to the satisfaction or waiver on or prior to the date of the closing of the Merger of the following conditions: (i) if required by law, the Company shall have obtained Company Stockholder Approval, (ii) the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired and any consents, approvals and filings under any foreign antitrust law, the absence of which would prohibit the consummation of Merger, shall have been obtained or made, (iii) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, (iv) the representations and warranties of the Parent and the

Purchaser or of the Company, as the case may be, that are qualified as to materiality shall be true and those not so qualified shall be true and correct in all material aspects, (v) each of the Parent and the Purchaser or the Company, as the case may be, shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement or the other transaction agreements, and (vi) there shall not be pending or threatened in writing any suit, action or proceeding that has a reasonable likelihood of success and seeking certain adverse remedies. In addition, the obligations of the Parent and the Purchaser to effect the Merger are further subject to the following conditions: (i) since the date of the most recent audited financial statements filed by the Company with the Commission, there shall not have been any event or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; (ii) all required consents, approvals and filings under the Auto Warranty Laws of any state that are required to be made or obtained prior to the Effective Time shall have been made or obtained; (iii) the Purchaser shall have accepted for payment Shares pursuant to the Offer and (iv) each of the employment agreements with the Company's chief executive officer and with its chief operating officer, the Stock Option and Tender Agreements and the Company Option Agreement shall be in full force and effect and shall have been complied with in all material respects.

     The conditions to the Merger set forth above are different from the conditions to the Offer which are set forth in Section 15.

     Termination Events. The Merger Agreement can be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

          (a) by mutual written consent of the Parent, the Purchaser and the Company;

          (b) by the Parent or the Company, if

             (i) the Merger is not consummated on or before November 30, 1999 (the "Outside Date"), unless the failure to consummate the Merger is the result of a breach of the Merger Agreement by the party seeking to terminate the Merger Agreement; provided, however, that (A) the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger and (B) the Merger Agreement may not be terminated pursuant to this clause (i) if the Purchaser has accepted Shares for payment pursuant to the Offer;

             (ii) any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity") issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

             (iii) (A) the Purchaser shall have failed to commence the Offer within 30 days following the date of the Merger Agreement or (B) the Offer shall have terminated or expired in accordance with its terms without the Purchaser having purchased any Shares pursuant to the Offer; provided, however, that the right to terminate the Merger Agreement pursuant to this clause (iii) shall not be available to any party whose failure to fulfill any of its obligations under the Merger Agreement or the failure of whose representations and warranties to be true results in the failure of any such condition, unless such failure to fulfill such party's obligations follows a failure by another party to fulfill its obligations in a manner giving rise to a right by the first party to terminate the Merger Agreement under this clause (iii) or subparagraph
        (c) or (f) below; or

             (iv) upon a vote at a duly held stockholders meeting to obtain Company Stockholder Approval, Company Stockholder Approval is not obtained;

          (c) by the Parent, if the Company breaches or fails to perform in any material respect any of its representations, warranties, covenants or agreements contained in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in
     Section 15 or the conditions to the Parent's and the Purchaser's obligations to effect the Merger relating to compliance with representations, warranties and covenants of the Company, and (ii) cannot be or has not been cured within 30 days after the giving of written notice to the Company of such breach (provided that the Parent or Purchaser are not then in material breach of any representation, warranty or covenant contained in the Merger Agreement); provided, however, that the Merger Agreement may not be terminated pursuant to this clause (c) if the Purchaser has accepted Shares for payment pursuant to the Offer;

          (d) by the Parent if: (i) the Company Board or any committee thereof withdraws or modifies in a manner adverse to the Parent its approval or recommendation of the Offer, the Merger or the Merger Agreement or fails to recommend to the Company's stockholders that they accept the Offer or give Company Stockholder Approval, or the Company Board or any committee thereof resolves to take any of the foregoing actions or (ii) the Company Board fails to reaffirm publicly and unconditionally its recommendation to the Company's stockholders that they accept the Offer and give Company Stockholder Approval within 10 business days of the Parent's written request to do so (which request may be made at any time following public disclosure of a Company Takeover Proposal), which public reaffirmation must also include the unconditional rejection of such Company Takeover Proposal;

          (e) by the Company prior to the acceptance of Shares for payment pursuant to the Offer if (i) the Company Board has received a bona fide proposal to consummate a Company Takeover Proposal, (ii) the Company Board has been advised in writing by its investment banker that it believes the party making such proposal is financially capable of consummating such Company Takeover Proposal, which proposal does not have any financing contingency (iii) the Company Board shall have been reasonably advised in writing, by outside counsel to the Company, that any failure to withdraw or modify its approval or recommendation of the Merger Agreement, the Offer or the Merger would be reasonably likely to constitute a breach of the fiduciary duties of the Company Board to the stockholders of the Company,
     (iv) the Company Board, after weighing such advice and the terms of such Company Takeover Proposal, shall have reasonably determined in good faith that failing to withdraw or modify its approval or recommendation of the Offer, the Merger and this Agreement would constitute a breach of its fiduciary duties to stockholders of the Company, (v) the Company has notified the Parent in writing of the foregoing determinations, (vi) at least five business days following receipt by the Parent of such notice, and taking into account any revised proposal made by the Parent since receipt of such notice, such Company Takeover Proposal remains a bona fide Company Takeover Proposal, (vii) the Company Board has again received the advice referred to above from its financial advisor and counsel and (viii) the Company shall have paid the Termination Fee (as defined below under "Termination Fees") to the Parent;

          (f) by the Company, if the Parent or the Purchaser breaches or fails to perform in any material respect any of its representations, warranties, covenants or agreements contained in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of a condition to the Company's obligations to effect the Merger relating to compliance with representations, warranties and covenants of the Parent or the Purchaser, and (ii) cannot be cured or has not been cured within 30 days after the giving of written notice to the Parent of such breach (provided that the Company is not then in material breach of any representation, warranty or covenant contained in the Merger Agreement); provided, however, that the Merger Agreement may not be terminated pursuant to this clause (f) if the Purchaser has accepted Shares pursuant to the Offer; or

          (g) if the Company breaches or fails to perform in any material respect any of its covenants or agreements contained in the Company Option Agreement (described below under "Company Option Agreement").

     Termination Fees. The Merger Agreement provides that (i) if the Parent terminates the Merger Agreement as described under paragraph (d) under "Termination Events" above or the Company terminates the Merger Agreement as described under paragraph (e) under "Termination Events" above or (ii) (A) any person or group (as defined under Section 13(d)(3) of the Exchange Act) shall have become the beneficial owner of more than 35% of the Shares or any person shall have made, or proposed, communicated or disclosed in a manner which is or otherwise becomes public prior to or during the pendency of the Offer (including being known by stockholders of the Company) an intention to make a Company Takeover Proposal, (B) the Merger Agreement is terminated (other than as described under paragraph (a) under "Termination Events" above) and (C) within eighteen months of such termination the Company enters into a letter of intent or agreement in principle for a Company Takeover Proposal or a definitive agreement to consummate a Company Takeover Proposal, or the transactions contemplated by a Company Takeover Proposal are consummated, then, in any such case, the Company shall pay to the Parent a cash fee in an amount equal to $6,300,000 (the "Termination Fee").

     In the event the Termination Fee is or becomes payable, the Company shall reimburse the Parent and the Purchaser for all out-of-pocket costs, fees and expenses, including, without limitation, the reasonable fees and disbursements of counsel and the expenses of litigation, incurred in connection with collecting the Termination Fee.

     Stock Option and Tender Agreements. Concurrently with the execution and delivery of the Merger Agreement, the Parent and each of the Principal Company Stockholders entered into a Stock Option and Tender Agreement.

     Pursuant to the Stock Option and Tender Agreements, each Principal Company Stockholder agrees to validly tender (or cause the record owner of such shares to validly tender), pursuant to and in accordance with the terms of the Offer, as soon as practicable after commencement of the Offer but in no event later than 2 business days prior to the then scheduled expiration date of the Offer, all of the Shares beneficially owned by such Principal Company Stockholder and to not withdraw such Shares from the Offer.

     The Stock Option and Tender Agreements also provides that the Principal Company Stockholders (i) will vote their Shares during the term of the Stock Option and Tender Agreements in favor of the Merger, the Merger Agreement, the approval of the terms thereof and all transactions contemplated thereby; against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or under the Stock Option and Tender Agreement; and against any other extraordinary corporate transaction or sale or transfer of a material amount of assets of the Company or its subsidiaries, (ii) have granted an irrevocable proxy to the Purchaser and the Parent to vote such Shares during the term of the Stock Option and Tender Agreements on any matter covered by clause (i) in a manner consistent therewith, (iii) have granted an option to the Parent to purchase all (and not less than all) of the Shares beneficially owned by the Principal Company Stockholder upon the occurrence of certain events (set forth below), (iv) will not directly or indirectly solicit, facilitate, participate in or initiate any inquiries or the making of any proposal by any person or entity (other than the Parent or any affiliate of the Parent) which constitutes or may reasonably be expected to lead to a Company Takeover Proposal or any sale of any Shares, and (v) will not sell, transfer, pledge, encumber, assign or otherwise dispose of any of their Shares (except for a limited number of Shares sold in brokers' transactions pursuant to Rule 144 under the Securities Act).

     The Principal Company Stockholders have granted to the Parent an irrevocable, unconditional option to purchase all (and not less than all) of the Shares held by them on the terms and subject to the conditions set forth herein (the "Stockholder Option"). The Stockholder Option may be exercised by the Parent, at any time, commencing upon the Stockholder Option Exercise Date (as defined below) and prior to the Stockholder Option Expiration Date (as defined below). "Stockholder Option Exercise Date" is defined in the Stock Option and Tender Agreements as the date, if any, on which the first of any of the following occurs: (i) any person (including the Company or any of its subsidiaries or affiliates) or group (as defined in Section 13(d)(3) of the Exchange Act) other than the Parent or any of its affiliates shall have made, or proposed, communicated or disclosed in a manner which is or otherwise becomes public prior to or during the pendency of the Offer (including being known by stockholders of the Company) an intention to make a Company Takeover Proposal,
(ii) it shall have been publicly disclosed or the Parent shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of more than 35% of the Shares has been acquired by any person, (iii) (A) any event as a result of which the Parent is entitled to terminate the Merger Agreement as described under paragraph (d) under "Termination Events" above or (B) the termination of the Merger Agreement by the Company as described under paragraph (e) under "Termination Events" above or
(iv) the Principal Company Stockholder or the Company shall breach or fail to perform or comply with in any material respect certain of their significant obligations contained in the Stock Option and Tender Agreements or the Merger Agreement, respectively. "Stockholder Option Expiration Date" is defined in the Stock Option and Tender Agreements as the first to occur of any of the following dates: (i) the Effective Time of the Merger, (ii) written notice of termination of the Stock Option and Tender Agreements by the Parent to the Principal Company Stockholders, (iii) the termination of the Merger Agreement pursuant to paragraph (a) or (b)(ii) as described under "Termination Events" above or (iv) the date that is twelve months from the date of termination of the Merger Agreement; provided that if the Option has not become exercisable on or prior to the date of termination of the Merger Agreement, then the Stockholder Option Expiration Date shall be the date of termination of the Merger Agreement.

     Pursuant to the Stock Option and Tender Agreements, if the Parent exercises the option, the purchase and sale of the Shares shall be at a purchase price per Share equal to the price per Share offered by the Purchaser in the Offer, but in any event shall not be less than the highest price paid by the Purchaser for any Shares, if any, purchased pursuant to the Offer (the "Exercise Price"). In the event that the Parent exercises the Stockholder Options and purchases any or all of the Shares pursuant to such options (the "Purchased Shares") and prior to the Expiration Date the Company enters into a definitive agreement to consummate a Company Takeover Proposal or transactions contemplated by a Company Takeover Proposal are consummated and the price per Share paid in such Company Takeover Proposal exceeds the price paid for the Purchased Shares, then upon the consummation of such Company Takeover Proposal, the Parent shall pay to the Stockholder an amount equal to such excess multiplied by the number of Purchased Shares.

     In addition, the Stock Option and Tender Agreements provide that the Principal Company Stockholders, subject to certain limitations, jointly and severally shall indemnify the Parent, the Purchaser and their affiliates and agents from liabilities and losses due to any breach by the Company of the representations and warranties made by the Company in the Merger Agreement. The Principal Company Stockholders have agreed to deposit a portion of the consideration to be paid to each such Principal Company Stockholder pursuant to the Offer and the Merger into an escrow fund for the purpose of securing such indemnification obligations.

     Each of the Principal Company Stockholders has agreed that, subject to certain exceptions, from the date of the Stock Option and Tender Agreement and ending on the sixth year anniversary of the Effective Time (the "Restricted Period"), he will not, on behalf of himself, or on behalf of any other person, company, corporation, partnership or other entity or enterprise, directly or indirectly, as an employee, proprietor, stockholder, partner, consultant, or otherwise, engage in any business or activity competitive with the business of the Company, anywhere in the United States (the"Territory"), provided that the foregoing provisions shall terminate with respect to either Principal Company Stockholder, notwithstanding that the Restricted Period may not have terminated, three years following the termination of such Principal Company Stockholder's employment with Company or its successor. Each Principal Company Stockholder has also agreed that during the Restricted Period he shall not on behalf of himself or on behalf of any other person, company, corporation, partnership or other entity or enterprise (except on behalf of the Company or the Surviving Corporation), directly or indirectly, solicit employees, agents or consultants of the Company or the Surviving Corporation to become employees, agents or consultants for him or for such businesses to the extent such businesses are engaged in activities that compete with the business of the Company. In addition, during the Restricted Period, each Principal Company Stockholder has agreed that he shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity intentionally solicit or encourage any present or future customer or supplier of the Company or the Surviving Corporation to terminate or otherwise alter his, her or its relationship with the Company or the Surviving Corporation in any manner adverse to the Company or the Surviving Corporation.

     Company Option Agreement. Simultaneously with the execution of the Merger Agreement, the Parent and the Company entered into the Company Option Agreement. The Company Option Agreement provides for the grant by the Company to the Parent of an irrevocable option to purchase 2,375,406 shares of Company Common Stock ("Option Shares") (representing 19.9% of the Shares outstanding on June 10,
1999) on the terms and subject to the conditions set forth in the Company Option Agreement (the "Option") at a purchase price equal to $13.00 per Share. In no event, however, shall the number of Shares for which the Option is exercisable exceed 19.9% of the issued and outstanding Shares at the time of exercise without giving effect to the issuance of any Option Shares. The Option may be exercised by the Parent, in whole or in part, at any time, or from time to time, commencing upon the Company Option Exercise Date (as defined below) and prior to the Company Option Expiration Date (as defined below). "Company Option Exercise Date" is defined in the Company Option Agreement as the date, if any, on which the first of any of the following occurs: (i) any corporation (including the Company or any of its subsidiaries or affiliates), partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) other than the Parent or any of its affiliates shall have made, or proposed, communicated or disclosed in a manner which is or otherwise becomes public prior to or during the pendency of the Offer (including being known by stockholders of the Company) an intention to make a Company Takeover Proposal, (ii) it shall have been publicly disclosed or the Parent shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of more than 35% of the Shares has been acquired by any person,
(iii) (A) any event as a result of which the Parent is entitled to terminate the Merger Agreement as described under paragraph (d) under "Termination Events" above or (B) the termination of the Merger Agreement by the Company as described under paragraph (e) under "Termination Events" above or (iv) the Company shall breach or fail to perform or comply with in any material respect certain of its significant obligations, contained in the Merger Agreement. "Company Option Expiration Date" is defined in the Company Option Agreement as the first to occur of any of the following dates: (i) the Effective Time of the Merger, (ii) written notice of termination of the Company Option Agreement by the Parent to the Company, (iii) the termination of the Merger Agreement pursuant to paragraph
(a) or (b)(ii) as described under "Termination Events," above or (iv) the date that is twelve months from the date of termination of the Merger Agreement; provided that if the Option has not become exercisable on or prior to the date of termination of the Merger Agreement, then the Company Option Expiration Date shall be the date of termination of the Merger Agreement.

     The Company Option Agreement also provides that at any time after the Company Option Exercise Date, at the request of the Parent, delivered in writing prior to the Company Option Expiration Date, the Company (or any successor thereto) shall repurchase from the Parent (i) the Option or any part thereof as the Parent shall designate at a price equal to the amount, by which (A) the Market/Offer Price (as defined below) exceeds (B) the Exercise Price, multiplied by the number of Option Shares as to which the Option is to be repurchased and
(ii) such number of the Option Shares as Parent shall designate at a price equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" shall mean the highest of (i) the price per Share offered or paid in any event that causes or would cause a Company Option Exercise Date, (ii) the highest closing price for Shares during the 30 trading days immediately preceding the date the Parent gives notice of the required repurchase of the Option or Option shares, as the case may be, or
(iii) in the event of a sale of all or substantially all of the Company's assets, the sum of the net price paid in such sale for such assets and the current market value of the remaining net assets of the Company as determined by a nationally recognized investment banking firm selected by the Parent and reasonably acceptable to the Company, divided by the number of Shares outstanding at the time of such sale, which determination, absent manifest error, shall be conclusive for all purposes of the Company Option Agreement.

     The Company Option Agreement provides that if the Option is exercised and if the Parent shall request in writing, the Company shall use, subject to certain exceptions, commercially reasonable efforts as promptly as practicable to effect the registration under the Securities Act and any applicable state law (a "Demand Registration") of such number of Option Shares owned by the Parent and its subsidiaries as the Parent shall request and to keep such Demand Registration effective for a period of not less than 180 days, unless, in the written opinion of counsel to the Company, which opinion shall be delivered to the Parent and which shall be satisfactory in form and substance to the Parent and its counsel, such registration under the Securities Act is not required in order to lawfully sell and distribute such Option Shares in the manner contemplated by the Parent. The Company shall only have the obligation to effect two Demand Registrations. If the Company effects a registration under the Securities Act of Shares for its own account or for any other stockholders of the Company (other than on Form S-4 or Form S-8, or any successor form), it shall allow the Parent the right to participate in such registration (an "Incidental Registration"). Participation by the Parent in any incidental Registration shall not affect the obligation of the Company to effect Demand Registrations for the Parent.

     In the event that the Company enters into an agreement (i) to consolidate with or merge into any person, other than the Parent or any subsidiary of the Parent and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than the Parent or any subsidiary of the Parent, to merge into the Company and the Company shall be the continuing or surviving or acquiring corporation, but, in connection with such merger, the then outstanding Shares shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding Shares shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than the Parent or any subsidiary of the Parent, then, and in each such case, the agreement governing such transaction shall make proper provision so that, unless earlier exercised by the Parent, the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Parent, of either (x) the acquiring person or (y) any person that controls the acquiring person. The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Parent. The issuer of the Substitute Option shall enter into an agreement with the Parent in substantially the same form as the Company Option Agreement (including the terms of the Repurchase Rights and Substitute Option), which agreement shall be applicable to the Substitute Option. The exercise price of the Substitute Option and the number of Shares for which the Substitute Option is exercisable would also be equitably adjusted as described in the Company Option Agreement.

     In addition, the Company Option Agreement provides that notwithstanding any other provision of that agreement, in no event shall the Parent's Total Profit (as defined below) exceed $6,300,000 less the amount of any Termination Fee paid and, if it otherwise would exceed such amount, the Parent, at its sole election, shall either (i) reduce the number of Shares subject to this Option, (ii) deliver to the Company for cancellation Option Shares previously purchased by the Parent, (iii) limit the payment to be received from the Company pursuant to the Repurchase Rights, (iv) pay cash to the Company, or (v) any combination thereof, so that the Parent's actually realized Total Profit shall not exceed such amount after taking into account the foregoing actions. For purposes of the Company Option Agreement, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by the Parent pursuant to the Company's repurchase of the Option (or any portion thereof),
(ii) (x) the amount received by the Parent pursuant to the Company's repurchase of Option Shares, less (y) the Parent's purchase price for such Option Shares,
(iii) (x) the net cash amounts received by the Parent pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Parent's purchase price of such Option Shares, (iv) any amounts received by the Parent on the transfer of the Option (or any portion thereof) to any unaffiliated party, and (v) any amount equivalent to the foregoing with respect to the Substitute Option.

     12. PURPOSE OF THE OFFER; THE MERGER; PLANS FOR THE COMPANY. The purpose of the Offer is to acquire control of, and the entire equity interest in, the Company. The Offer is being made pursuant to the Merger Agreement. As promptly as practicable following consummation of the Offer and after satisfaction or waiver of all conditions to the Merger set forth in the Merger Agreement, the Purchaser intends to acquire the remaining equity interest in the Company not acquired in the Offer by consummating the Merger.

     Vote Required to Approve the Merger; Stockholder Approval. The Board of Directors of the Company has approved and adopted the Merger and the Merger Agreement in accordance with the GBCC. The Board will be required to submit the Merger Agreement to the Company's stockholders for approval at a stockholders' meeting convened for that purpose in accordance with the GBCC, except as otherwise described in the next paragraph. If stockholder approval is required, the Merger Agreement must be approved by the vote of the holders of a majority of the outstanding Shares. As a result, if the Minimum Tender Condition is satisfied, the Purchaser will have the power, which it intends to exercise, to approve the Merger Agreement and cause the Merger to be completed without the affirmative vote of any other stockholder.

     The Merger Agreement provides that, notwithstanding the foregoing, in the event that the Purchaser, or any other subsidiary of the Parent shall acquire at least 90% of the outstanding Shares, at the request of the Parent, the parties shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer, without a meeting of the Company's stockholders, in accordance with Section 1104 of the GBCC.

     THIS OFFER TO PURCHASE DOES NOT CONSTITUTE A SOLICITATION OF A PROXY, CONSENT OR AUTHORIZATION FOR OR WITH RESPECT TO THE ANNUAL MEETING OR ANY SPECIAL MEETING OF THE COMPANY'S STOCKHOLDERS OR ANY ACTION IN LIEU THEREOF. ANY SUCH SOLICITATION WHICH THE PURCHASER OR THE COMPANY MAY MAKE WILL BE MADE ONLY PURSUANT TO SEPARATE PROXY MATERIALS IN COMPLIANCE WITH THE REQUIREMENTS OF
SECTION 14(A) OF THE EXCHANGE ACT.

     Dissenters' Rights. Stockholders do not have dissenters' rights as a result of the Offer. However, if the Merger is consummated, stockholders of the Company at the time of the Merger who do not vote in favor of the Merger and satisfy procedural requirements will have the right under the GBCC to dissent from and demand payment of the fair value of their Shares outstanding immediately prior to the effective date of the Merger in accordance with Article 13 of the GBCC.

     Under Article 13 of the GBCC, dissenting stockholders who comply with the applicable statutory procedures will be entitled to receive a judicial determination of the fair value of their Shares (exclusive of any appreciation or depreciation in anticipation of the Merger) and to receive payment of such fair value. Any such judicial determination of the fair value of such Shares could be based upon considerations other than or in addition to the price paid in the Offer and the Merger and the market value of the Shares. In Grace Brothers, Ltd. v. Farley Industries, Inc., the Georgia Supreme Court stated, among other things, that "any facts which shed light on the value of the dissenting shareholders' interests are to be considered in arriving at 'fair value.' " Stockholders should recognize that the value so determined could be higher or lower than the price per Share paid pursuant to the Offer or the consideration per Share to be paid in the Merger or other similar business combination.

     While Georgia courts have held that in certain circumstances a controlling stockholder of a corporation involved in a merger has a fiduciary duty to other stockholders, the remedy ordinarily available to minority stockholders in a cash-out merger is the right to the appraisal procedure described above. However, a damages remedy or injunctive relief may be available if there is a failure to comply with procedural requirements or with the Company's articles of incorporation or bylaws, or if the vote required to approve the Merger is obtained by fraudulent and deceptive means.

     THE FOREGOING SUMMARY OF THE RIGHTS OF OBJECTING STOCKHOLDERS DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROCEDURES TO BE FOLLOWED BY STOCKHOLDERS DESIRING TO EXERCISE ANY AVAILABLE DISSENTERS' RIGHTS. THE PRESERVATION AND EXERCISE OF DISSENTERS' RIGHTS REQUIRE STRICT ADHERENCE TO THE APPLICABLE PROVISIONS OF GEORGIA LAW.

     The foregoing description of the GBCC is not necessarily complete and is qualified in its entirety by reference to the GBCC.

     Rule 13e-3. The Commission has adopted Rule 13e-3 under the Exchange Act which is applicable to certain "going private" transactions and which may under certain circumstances be applicable to the Merger following the purchase of Shares pursuant to the Offer in which the Purchaser seeks to acquire any remaining Shares. Rule 13e-3 should not be applicable to the Merger if the Merger is consummated within one year after the expiration or termination of the Offer and the price paid in the Merger is not less than the per Share price paid pursuant to the Offer. However, in the event that the Purchaser is deemed to have acquired control of the Company pursuant to the Offer and if the Merger is consummated more than one year after completion of the Offer or an alternative acquisition transaction is effected whereby stockholders of the Company receive consideration less than that paid pursuant to the Offer, in either case at a time when the Shares are still registered under the Exchange Act, the Purchaser may be required to comply with Rule 13e-3 under the Exchange Act. If applicable, Rule 13e-3 would require, among other things, that certain financial information concerning the Company and certain information relating to the fairness of the Merger or such alternative transaction and the consideration offered to minority stockholders in the Merger or such alternative transaction, be filed with the Commission and disclosed to stockholders prior to consummation of the Merger or such alternative transaction. The purchase of a substantial number of Shares pursuant to the Offer may result in the Company being able to terminate its Exchange Act registration. See Section 14. If such registration were terminated, Rule 13e-3 would be inapplicable to any such future Merger or such alternative transaction.

     Plans for the Company. It is currently expected that initially following the purchase of Shares pursuant to the Offer the business of the Company will continue to be operated substantially as it is currently conducted. The Parent does not have any current plans to dispose of any businesses or other assets of the Company or to effect any changes in its operations.

     Except as described in this Offer to Purchase, neither the Purchaser nor the Parent, or, to the best knowledge of the Purchaser and the Parent or any of the persons listed on Schedule I have any present plans or proposals that would relate to or result in an extraordinary corporate transaction such as a merger, reorganization or liquidation involving the Company or any of its subsidiaries or a sale or other transfer of a material amount of assets of the Company or any of its subsidiaries, any material change in the capitalization or dividend policy of the Company or any other material change in the Company's corporate structure or business or the composition of its Board of Directors or management.

     13. DIVIDENDS AND DISTRIBUTIONS. If the Company should, on or after the date of the Merger Agreement, split, combine or otherwise change the Shares or its capitalization, or disclose that it has taken any such action, then without prejudice to the Purchaser's rights under Section 15 or under the Merger Agreement, the Purchaser may make such adjustments to the purchase price and other terms of the Offer as it deems appropriate to reflect such split, combination or other change.

     If on or after the date of the Merger Agreement, the Company should declare or pay any cash or stock dividend or other distribution on, or issue any rights with respect to, the Shares that is payable or distributable to stockholders of record on a date prior to the transfer to the name of the Purchaser or the nominee or transferee of the Purchaser on the Company's stock transfer records of such Shares that are purchased pursuant to the Offer, then without prejudice to the Purchaser's rights under Section 15 or under the Merger Agreement, (i) the purchase price payable per Share by the Purchaser pursuant to the Offer will be reduced to the extent any such dividend or distribution is payable in cash and (ii) any non-cash dividend, distribution (including additional Shares) or right received and held by a tendering stockholder shall be required to be promptly remitted and transferred by the tendering stockholder to the Depositary for the account of the Purchaser, accompanied by appropriate documentation of transfer. Pending such remittance or appropriate assurance thereof, the Purchaser will, subject to applicable law, be entitled to all rights and privileges as owner of any such non-cash dividend, distribution or right and may withhold the entire purchase price or deduct from the purchase price the amount or value thereof, as determined by the Purchaser in its sole discretion.

     14. EFFECT OF THE OFFER ON THE MARKET FOR THE SHARES, NASDAQ LISTING AND EXCHANGE ACT REGISTRATION. The purchase of Shares pursuant to the Offer will reduce the number of Shares that might otherwise trade publicly and could reduce the number of holders of Shares, which could adversely affect the liquidity and market value of the remaining Shares. Following the completion of the Offer, at least a majority of the outstanding Shares will be owned by the Purchaser.

     Depending upon the number of Shares purchased pursuant to the Offer, the Shares may no longer meet the requirements of the National Association of Securities Dealers, Inc. (the "NASD") for continued inclusion in the Nasdaq National Market. If as a result of the purchase of Shares pursuant to the Offer or otherwise, the Shares no longer meet the requirements of the NASD for continued inclusion in the Nasdaq or in any other tier of the Nasdaq Stock Market and the Shares are no longer included in Nasdaq or in any other tier of the Nasdaq Stock Market, as the case may be, the market for the Shares could be adversely affected.

     If Nasdaq were to delist the Shares, it is possible that the Shares would continue to trade on another securities exchange or in the over-the-counter market and that price or other quotations would be reported by such exchanges or through other sources. The extent of the public market therefor and the availability of such quotations would depend, however, upon such factors as the number of stockholders and/or the aggregate market value of such securities remaining at such time, the interest in maintaining a market in the Shares on the part of securities firms, the possible termination of registration under the Exchange Act as described below and other factors. The Purchaser cannot predict whether the reduction in the number of Shares that might otherwise trade publicly would have an adverse or beneficial effect on the market price for or marketability of the Shares or whether it would cause future market prices to be greater or less than the Offer price.

     The Shares are currently registered under the Exchange Act. The purchase of Shares pursuant to the Offer may result in the Shares becoming eligible for deregistration under the Exchange Act. Registration of the Shares may be terminated upon application of the Company to the Commission if the Shares are not listed on a national securities exchange and there are fewer than 300 record holders. The termination of the registration of the Shares under the Exchange Act would substantially reduce the information required to be furnished by the Company to holders of the Shares and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b), the requirement of furnishing a proxy statement in connection with stockholders' meetings and the requirements of Rule 13e-3 under the Exchange Act with respect to "going private" transactions, no longer applicable to the Shares. Furthermore, "affiliates" of the Company and persons holding "restricted securities" of the Company may be deprived of the ability to dispose of the securities pursuant to Rule 144 under the Securities Act of 1933, as amended.

     If registration of the Shares under the Exchange Act were terminated, the Shares would no longer be eligible for Nasdaq reporting. If the Shares are eligible for deregistration under the Exchange Act following the Offer, the Parent expects to seek to deregister the Shares under the Exchange Act.

     The Shares are currently "margin securities" under the rules of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), which has the effect, among other things, of allowing brokers to extend credit on the collateral of such Shares for the purpose of buying, carrying, or trading in securities ("purpose loans"). Depending upon factors similar to those described above with respect to listing and market quotations, it is possible that, following the Offer, the Shares might no longer constitute "margin securities" for the purposes of the Federal Reserve Board's margin regulations and therefore could no longer be used as collateral for purpose loans made by brokers.

     15. CERTAIN CONDITIONS OF THE OFFER. Notwithstanding any other term of the Offer or the Merger Agreement, the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including Rule 14e-l(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares promptly after the termination or withdrawal of the Offer), to pay for any Shares tendered pursuant to the Offer unless (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which would represent at least a majority of the Fully Diluted Shares, (ii) the waiting period (and any extension thereof) applicable to the purchase of Shares pursuant to the Offer under the HSR Act shall have been terminated or shall have expired and any consents, approvals and filings under any foreign antitrust law, the absence of which would prohibit the purchase of all Shares tendered pursuant to the Offer under the HSR Act, shall have been obtained or made and (iii) all consents, approvals and filings under the Auto Warranty Laws of any state that are required to be made or obtained prior to the acceptance of Shares pursuant to the Offer shall have been made or obtained. The term "Fully Diluted Shares" means all outstanding securities entitled generally to vote in the election of directors of the Company on a fully diluted basis, after giving effect to the exercise, conversion or termination of all options (including any Potential Stock Options, but excluding the option granted pursuant to the Company Option Agreement), rights and securities exercisable or convertible into such voting securities. The Company has represented to the Parent that as of June 10, 1999,
(i) there were 11,936,716 Shares issued and outstanding, (ii) 1,233,129 Shares were subject to outstanding Company Employee Stock Options, (iii) 464,822 Shares were subject to Third Party Stock Options and (iv) up to 20,000 Shares may be issuable in respect of Potential Stock Options. Based upon the foregoing, the Purchaser believes that 6,827,334 Shares constitute a majority of the fully diluted Shares.

     In addition, notwithstanding any other term of the Offer or the Merger Agreement, the Purchaser shall not be required to, accept for payment or, subject as aforesaid, to pay for any Shares not theretofore accepted for payment or paid for, and may terminate or amend the Offer, with the consent of the Company or if, at any time on or after the date of the Merger Agreement and before the acceptance of such shares for payment or the payment therefor, any of the following conditions exists:

          (a) there shall be threatened in writing or pending any suit, action or proceeding that has a reasonable likelihood of success, (i) challenging the acquisition by the Parent or Purchaser of any Shares, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or any other Transaction, or seeking to obtain from the Company, the Parent or Purchaser any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, the Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, the Parent or any of their respective subsidiaries, or to compel the Company, the Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, the Parent or any of their respective subsidiaries, as a result of the Offer, the Merger or any of the other Transactions, (iii) seeking to impose limitations on the ability of the Parent or Purchaser to acquire or hold, or exercise full rights of ownership of, any Shares, including the right to vote the Shares purchased by it on all matters properly presented to the stockholders of the Company, (iv) seeking to prohibit the Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and the subsidiaries of the Company, or (v) which otherwise is reasonably likely to have a material adverse effect on the ability of the Parent or the Purchaser to perform its obligations under the Merger Agreement or to consummate the Offer, the Merger or the other Transactions or a Material Adverse Effect on the Company;

          (b) any statute, rule, regulation, legislation, interpretation, judgment, order or injunction shall be threatened, proposed, sought, enacted, entered, enforced, promulgated, amended or issued with respect to, or deemed applicable to, or any consent or approval withheld with respect to the Offer, the Merger or any of the other Transactions, by any Governmental Entity that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in paragraph (a) above;

          (c) except as disclosed in any report, schedule, form, statement, or other document required to be filed by the Company with the Commission since January 1, 1996 and publicly available prior to June 10, 1999 ("Filed Company SEC Documents") or as previously disclosed to the Parent and the Purchaser by the Company, since the date of the most recent audited financial statements included in the Filed Company SEC Documents there shall have occurred any event, change, effect or development that, individually or in the aggregate, has had or is reasonably likely to have, a Material Adverse Effect on the Company;

          (d) (i) it shall have been publicly disclosed or the Parent shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange
     Act) of more than 35% of the outstanding Shares has been acquired by another person or (ii) the Company Board or any committee thereof shall have withdrawn or modified in a manner adverse to the Parent its approval or recommendation of the Offer and the Merger Agreement or the Company Board or any committee thereof shall have resolved to take any of the foregoing actions;

          (e) any of the representations and warranties of the Company in the Merger Agreement that are qualified as to materiality shall not be true and correct or any such representation and warranty that is not so qualified shall not be true and correct in any material respect, as of the date of the Merger Agreement and as of such time as though made at such time, except (i) to the extent such representation and warranty expressly relates to an earlier date (in which case on and as of such earlier date) or (ii) to the extent the Parent has consented in writing (or is deemed to have consented pursuant to the terms of the Merger Agreement) to any supplement or amendment to the exceptions to the Company's representations and warranties delivered by the Company to the Parent pursuant to the terms of the Merger Agreement;

          (f) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under the Merger Agreement;

          (g) the Merger Agreement shall have been terminated in accordance with its terms; or

          (h) any of the employment agreements between the Company and each of the Principal Company Stockholders that were executed simultaneously with the Merger Agreement, the Stock Option and Tender Agreements or the Company Option Agreement shall not be in full force and effect or either of the Principal Company Stockholders shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant to be performed or complied with by either of them under any such agreement;

which, in the sole judgment of the Purchaser or the Parent, in any such case, and regardless of the circumstances giving rise to any such condition (including any action or inaction by the Parent or any of its affiliates), makes it inadvisable to proceed with such acceptance for payment or payment.

     The foregoing conditions are for the sole benefit of the Purchaser and the Parent and may be asserted by the Purchaser or the Parent regardless of the circumstances giving rise to such condition or may be waived by the Purchaser and the Parent in whole or in part at any time and from time to time in their sole discretion. The failure by the Parent, the Purchaser or any other affiliate of the Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

     16. CERTAIN LEGAL MATTERS AND REGULATORY APPROVALS. Except as set forth below, based upon its examination of publicly available filings by the Company with the Commission and other publicly available information concerning the Company, neither the Purchaser nor the Parent is aware of any licenses or other regulatory permits that appear to be material to the business of the Company and its subsidiaries, taken as a whole, that might be adversely affected by the Purchaser's acquisition of Shares (and the indirect acquisition of the stock of the Company's subsidiaries) as contemplated herein, or of any filings, approvals or other actions by or with any domestic (federal or state), foreign or supranational governmental authority or administrative or regulatory agency that would be required prior to the acquisition of Shares (or the indirect acquisition of the stock of the Company's subsidiaries) by the Purchaser pursuant to the Offer as contemplated herein. Should any such approval or other action be required, it is the Purchaser's present intention to seek such approval or action. However, the Purchaser does not presently intend to delay the purchase of Shares tendered pursuant to the Offer pending the receipt of any such approval or the taking of any such action (subject to the Purchaser's right to delay or decline to purchase Shares if any of the conditions in Section 15 shall have occurred). There can be no assurance that any such approval or other action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to the business of the Company, the Parent or the Purchaser or that certain parts of the businesses of the Company, the Parent or the Purchaser might not have to be disposed of or held separate or other substantial conditions complied with in order to obtain such approval or other action or in the event that such approval was not obtained or such other action was not taken, any of which could cause the Purchaser to elect to terminate the Offer without the purchase of any Shares thereunder. The Purchaser's obligation under the Offer to accept for payment and pay for Shares is subject to certain conditions, including conditions relating to the legal matters discussed in this Section 16.

     State Takeover Laws. A number of states have adopted takeover laws and regulations which purport to varying degrees to be applicable to attempts to acquire securities of corporations which are incorporated in such states or which have or whose business operations have substantial economic effects in such states, or which have substantial assets, security holders, principal executive offices or principal places of business therein. To the extent that certain provisions of certain of these state takeover statutes purport to apply to the Offer, the Purchaser believes that such laws conflict with federal law and constitute an unconstitutional burden on interstate commerce. In 1982, the Supreme Court of the United States, in Edgar v. Mite Corp., invalidated on constitutional grounds the Illinois Business Takeovers Act, which as a matter of state securities law made takeovers of corporations meeting certain requirements more difficult, and the reasoning in such decision is likely to apply to certain other state takeover statutes. However, in 1987, in CTS Corp. v. Dynamics Corp. of America, the Supreme Court of the United States held that the State of Indiana could, as a matter of corporate law and in particular those aspects of corporate law concerning corporate governance, constitutionally disqualify a potential acquiror from voting on the affairs of a target corporation without the prior approval of the remaining stockholders, provided that such laws were applicable only under certain conditions. Subsequently, in TLX Acquisition Corp. v. Telex Corp., a federal district court in Oklahoma ruled that the Oklahoma statutes were unconstitutional insofar as they applied to corporations incorporated outside Oklahoma in that they would subject such corporations to inconsistent regulations. Similarly, in Tyson Foods, Inc. v. McReynolds, a federal district court in Tennessee ruled that four Tennessee takeover statutes were unconstitutional as applied to corporations incorporated outside Tennessee. This decision was affirmed by the United States Court of Appeals for the Sixth Circuit. In December 1988, a federal district court in Florida held in Grand Metropolitan PLC v. Butterworth that the provisions of the Florida Affiliated Transactions Act and the Florida Control Share Acquisition Act were unconstitutional as applied to corporations incorporated outside of Florida.

     Sections 1131-1133 of the GBCC limit the ability of a Georgia corporation to engage in business combinations with an "interested shareholder" (defined as any person, other than the corporation or its subsidiaries, that is the beneficial owner of 10% or more of the voting power of the outstanding stock of a corporation or any person who is an affiliate of the corporation who within the prior two-year period was such a 10% beneficial owner) unless, among other things, prior to the time the interested shareholder became an interested shareholder the corporation's board of directors approved the business combination or the transaction which resulted in the interested shareholder becoming an interested shareholder. In addition, Sections 1110-1113 of the GBCC require that a business combination transaction with an interested shareholder be either unanimously approved by the members of the board of directors of the corporation who are not affiliated or associated with the interested shareholder or approved by two-thirds of such directors and a majority of the voting shares other than voting shares beneficially owned by the interested shareholder, unless the business combination meets certain fair price criteria.

     Neither of the foregoing restrictions will apply to a business combination with any corporation unless the by-laws of the corporation specifically provide that either or both of such restrictions are applicable to the corporation. The Company's by-laws do not provide that either of such restrictions apply to the Company. In addition, the Merger Agreement, the Company Option Agreement and the Stock Option and Tender Agreements have been unanimously approved by the Company Board. Therefore, the restrictions contained in Sections 1131-1133 and Sections 1110-1113 of the GBCC are inapplicable to the Offer, the Merger or the other Transactions.

     Except as described herein, the Purchaser has not attempted to comply with any state takeover statutes in connection with the Offer. The Purchaser reserves the right to challenge the validity or applicability of any state law allegedly applicable to the Offer and nothing in this Offer to Purchase nor any action taken in connection herewith is intended as a waiver of that right. In the event that any state takeover statute is found applicable to the Offer, the Purchaser might be unable to accept for payment or purchase Shares tendered pursuant to the Offer or be delayed in continuing or consummating the Offer. In such case, the Purchaser may not be obligated to accept for purchase or pay for, any Shares tendered. See Section 15.

     Antitrust. Under the HSR Act and the rules that have been promulgated thereunder by the Federal Trade Commission (the "FTC"), certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the FTC and certain waiting period requirements have been satisfied. The acquisition of Shares pursuant to the Offer is subject to such requirements. See Section 2.

     The Parent intends to file by June 18, 1999 with the FTC and the Antitrust Division a Premerger Notification and Report Form in connection with the purchase of Shares pursuant to the Offer. Under the provisions of the HSR Act applicable to the Offer, the purchase of Shares pursuant to the Offer may not be consummated until the expiration of a 15-calendar day waiting period following the filing by the Parent. The waiting period under the HSR Act applicable to such purchases of Shares pursuant to the Offer will expire at 11:59 p.m., New York City time, on such fifteenth day, unless such waiting period is extended by a request from the FTC or the Antitrust Division for additional information or documentary material prior to the expiration of the waiting period. If either the FTC or the Antitrust Division were to request additional information or documentary material from the Parent, the waiting period would expire at 11:59 p.m., New York City time, on the tenth calendar day after the date of substantial compliance by the Parent with such request. Thereafter, the waiting period could be extended only by court order. If the acquisition of Shares is delayed pursuant to a request by the FTC or the Antitrust Division for additional information or documentary material pursuant to the HSR Act, the Offer may, but need not, be extended and in any event the purchase of and payment for Shares will be deferred until ten days after the request is substantially complied with, unless the waiting period is sooner terminated by the FTC and the Antitrust Division. See Section 2. Only one extension of such waiting period pursuant to a request for additional information is authorized by the HSR Act and the rules promulgated thereunder, except by court order or agreement of the parties. Any such extension of the waiting period will not give rise to any withdrawal rights not otherwise provided for by applicable law. See
Section 4.

     The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as the proposed acquisition of Shares by the Purchaser pursuant to the Offer. At any time before or after the purchase by the Purchaser of Shares pursuant to the Offer, either of the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the purchase of Shares pursuant to the Offer or seeking the divestiture of Shares purchased by the Purchaser or the divestiture of substantial assets of the Parent, its subsidiaries or the Company. Private parties and state attorneys general may also bring legal action under federal or state antitrust laws under certain circumstances.

     Although the Purchaser believes that the acquisition of Shares pursuant to the Offer would not violate the antitrust laws, there can be no assurance that a challenge to the Offer on antitrust grounds will not be made or, if such challenge is made, what the outcome will be. See Section 15 for certain conditions to the Offer, including conditions with respect to litigation and certain government actions.

     Vehicle Warranty and Insurance Laws. A subsidiary of the Company is a specialty insurer authorized to issue motor vehicle service agreements under
Section 634 of the Florida Statutes. Pursuant to Section 628.4615 of the Florida Statutes, no person shall acquire 10 percent or more of the ownership interest of a specialty insurer or of a controlling company of a specialty insurer without filing an application with the Florida department of insurance and receiving the approval of the department for such acquisition. The Purchaser plans to make such filing and seek to obtain the approval of the department (subject to Purchaser's right to delay or decline to purchase Shares if such approval is not obtained).

     Additionally, the Company does business in Louisiana as a foreign insurer. Pursuant to Title 22, Section 990 of the Louisiana Revised Statutes, if a foreign insurer is the surviving insurer of a statutory merger then the Company shall file with the commissioner of insurance two copies of the agreement and certificate of merger for such merger. In addition, if any of the insurers party to such merger were not admitted to transact business in this state, a statement of the financial condition and business of each of such insurers, as of the end of the proceeding calendar year complying as to form, content, and verification with the requirements of the Louisiana Code for annual statements, or a financial statement as of such later date as the commissioner of insurance may require. The Purchaser plans to make or cause to be made any filing required by such section.

     Although the Purchaser believes that the acquisition of Shares pursuant to the Offer would not require consents or approvals under other vehicle warranty and insurance laws, should any other such consents or approvals be required it is Purchaser's present intention to seek such approvals or consents (subject to the Purchaser's right to delay or decline to purchase Shares if any of the conditions in Section 15 shall have occurred).

     Margin Credit Regulations. Federal Reserve Board Regulations G, T, U and X (the "Margin Credit Regulations") restrict the extension or maintenance of credit for the purpose of buying or carrying margin stock, including the Shares, if the credit is secured directly or indirectly thereby. Such secured credit may not be extended or maintained in an amount that exceeds the maximum loan value of the margin stock. Under the Margin Credit Regulations, the Shares are presently margin stock and the maximum loan value thereof is generally 50% of their current market value. The definition of "indirectly secured" contained in the Margin

Credit Regulations provides that the term does not include an arrangement with a customer if the lender in good faith has not relied upon margin stock as collateral in extending or maintaining the particular credit.

     17. FEES AND EXPENSES. The Purchaser has retained D.F. King & Co., Inc. to act as the Information Agent and First Chicago Trust Company of New York to act as the Depositary in connection with the Offer. The Information Agent may contact holders of Shares by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominee stockholders to forward the Offer materials to beneficial owners. The Information Agent and the Depositary will receive reasonable and customary compensation for services relating to the Offer and will be reimbursed for reasonable out-of-pocket expenses. The Purchaser and the Parent have also agreed to indemnify the Information Agent and the Depositary against certain liabilities and expenses in connection with the Offer, including certain liabilities under the federal securities laws.

     The Purchaser will not pay any fees or commissions to any broker or dealer or any other person for soliciting tenders of Shares pursuant to the Offer (other than to the Information Agent). Brokers, dealers, commercial banks and trust companies will, upon request, be reimbursed by the Purchaser for customary mailing and handling expenses incurred by them in forwarding offering materials to their customers.

     18. MISCELLANEOUS. The Offer is being made solely by this Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with any such state statute. If after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to nor will tenders be accepted from or on behalf of the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

     The Purchaser and the Parent have filed with the Commission a Schedule 14D-1 (including exhibits) pursuant to Rule 14d-3 under the Exchange Act, furnishing certain additional information with respect to the Offer. Such statement and any amendments thereto, including exhibits, may be inspected and copies may be obtained from the offices of the Commission (except that they will not be available at the regional offices of the Commission) in the manner set forth in Section 7 of this Offer to Purchase.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ON BEHALF OF THE PURCHASER OR THE PARENT NOT CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

                                          AM1 ACQUISITION COMPANY

June 16, 1999

                                                                      SCHEDULE I

                        DIRECTORS AND EXECUTIVE OFFICERS
                        OF THE PURCHASER AND THE PARENT

     1. Directors and Executive Officers of the Purchaser. The name, business address, present principal occupation or employment and five-year employment history of each director and executive officer of the Purchaser are set forth below. All persons listed below are citizens of the United States.

                                            PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND MATERIAL OCCUPATIONS,
NAME AND ADDRESS                              POSITIONS, OFFICES OR EMPLOYMENT HELD DURING THE LAST FIVE YEARS
----------------                            --------------------------------------------------------------------
Lance A. Miller...........................  Director, Chairman of the Board, President and Treasurer.
  2S 412 Regent Court
  Dearborn, MI 48126                        Beginning in 1998, Mr. Miller has served as Business Manager -- New
                                            Business Office at Ford. From 1995-1998, he served as General
                                            Manager -- Control Products, Manager of Business Development, and
                                            Manager of Corporate Business Development at the General Electric
                                            Company. From 1991-1995, he served as Engagement Manager at McKinsey
                                            & Company, Inc.
L. Johanna Kaipainen......................  Director, Secretary and Vice President.
  The American Road
  Room 325, WHQ                             Before her appointment as an Attorney at Ford in 1999, Ms. Kaipainen
  Dearborn, MI 48121                        was an Associate at Miller, Canfield, Paddock & Stone, P.L.C. from
                                            1998-1999. Prior to that time, she served as a Law Clerk at Ford from 1996 to 1998.
John K. Dickerson.........................  Director, Assistant Secretary and Vice President.
  The American Road
  Room 325, WHQ                             For the last four years, Mr. Dickerson has served as Counsel at
  Dearborn, MI 48121                        Ford. Prior to that time and beginning in 1990, he was a Senior
                                            Attorney, also at Ford.
Susan J. Tarpley..........................  Vice President
  2S Regent Court
  Dearborn, MI 48126                        Beginning March, 1999, Ms. Tarpley has served as Director, New
                                            Business Office at Ford. From June, 1997 to March, 1999 she served as Controller of Ford Investment Enterprises Corp. From March, 1995
                                            to June, 1997 she served as Director and from March, 1994 to March,
                                            1995 as Manager, of Corporate & Domestic Financing Treasurers
                                            Office, Ford Motor Company.
Terrence F. Marrs.........................  Vice President
  2S Regent Court
  Dearborn, MI 48126                        Mr. Marrs has served as Controller, North American Operations, Ford
                                            Customer Service Division since January, 1998. Prior to that, he served as Controller, Ford Motor Credit Company from June, 1994 to
                                            January, 1998.
Jeremiah F. Sullivan......................  Vice President
  2N 259 Regent Court
  Dearborn, MI 48126                        Mr. Sullivan has served as ESP Brand Manager, New Business
                                            Development Organization, Ford Customer Service Division since
                                            October, 1998. From October, 1990 to October, 1993 he served as
                                            Marketing Manager, Marketing Sales & Service Operations, Rental
                                            Lease & Remarketing Group at Ford Motor Company.

     2. Directors and Executive Officers of the Parent. The name, business address, present principal occupation or employment and five-year employment history of directors and executive officers of the Parent are set forth below. All persons listed below are citizens of the United States unless otherwise noted and have been employed by Ford or its subsidiaries in one or more capacities during the past five years unless otherwise noted.

                                            PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND MATERIAL OCCUPATIONS,
NAME AND ADDRESS                              POSITIONS, OFFICES OR EMPLOYMENT HELD DURING THE LAST FIVE YEARS
----------------                            --------------------------------------------------------------------
Michael D. Dingman........................  Director (since 1981); President and CEO, Shipston Group Ltd.,
  The American Road                         Nassau, Bahamas.
  Dearborn, MI 48121
                                            Mr. Dingman is the former Chairman of the Board and a current director of Fisher Scientific International. Other directorships:
                                            Teekay Shipping Corporation.
Edsel B. Ford II..........................  Director (since 1988); Former Vice President, Ford Motor Company and
  The American Road                         Former Chief Operating Officer, Ford Motor Credit Company.
  Dearborn, MI 48121
                                            Mr. Ford retired as President and Chief Operating Officer of Ford
                                            Motor Credit Company in 1998 having served in that capacity since
                                            May 1991. Mr. Ford was also a Vice President of the Company from
                                            1993 through the end of 1998. Prior to 1991, he held numerous senior executive positions at Ford and Lincoln-Mercury, both domestic and abroad. Other directorships: Penske Motorsports, Inc.
William Clay Ford.........................  Director (since 1948); Retired Chairman of the Finance Committee,
  The American Road                         Ford Motor Company.
  Dearborn, MI 48121
                                            Mr. Ford served as Chairman of the Finance Committee of Ford's Board of Directors from November 1987 to January 1995. He was elected a
                                            Vice Chairman of Ford in 1980, retiring from that position in 1989.
                                            He also owns and is President of The Detroit Lions, Inc.
William Clay Ford, Jr. ...................  Director (since 1988); Chairman of the Board of Directors of the
  The American Road                         Company effective January 1, 1999; Chairman of the Environmental and
  Dearborn, MI 48121                        Public Policy Committee; Chairman of the Finance Committee; Chairman
                                            of the Organization Review and Nominating Committee.
                                            Mr. Ford has held a number of management positions within Ford, including Vice President -- Commercial Truck Vehicle Center, until
                                            January 1, 1995, when be became Chairman of the Finance Committee of the Board of Directors of the Company. Mr. Ford is Vice Chairman of
                                            The Detroit Lions, Inc., and Chairman of the Board of Trustees of
                                            the Henry Ford Museum and Greenfield Village.
Irvine O. Hockaday, Jr....................  Director (since 1987); President and CEO, Hallmark Cards, Inc.,
  The American Road                         Kansas City, Missouri.
  Dearborn, MI 48121
                                            Mr. Hockaday has been President and CEO of Hallmark Cards, Inc.
                                            since January 1, 1986, and a director since 1978. Other
                                            directorships: Dow Jones, Inc.; Sprint Corporation; UtiliCorp
                                            United, Inc.

                                            PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND MATERIAL OCCUPATIONS,
NAME AND ADDRESS                              POSITIONS, OFFICES OR EMPLOYMENT HELD DURING THE LAST FIVE YEARS
----------------                            --------------------------------------------------------------------
Marie-Josee Kravis........................  Director (since 1995); Senior Fellow, Hudson Institute, Inc.,
  The American Road                         Indianapolis, Indiana.
  Dearborn, MI 48121
                                            Mrs. Kravis was appointed a senior fellow of the Hudson Institute
                                            Inc. in 1994. Prior to that time, and since 1978, she served as
                                            Executive Director of the Hudson Institute of Canada. Other
                                            directorships: Canadian Imperial Bank of Commerce; Hasbro Inc.;
                                            Hollinger International Inc.; The Seagram Co. Ltd.; UniMedia Inc.
                                            Citizenship: Canada/Switzerland.
Ellen R. Marram...........................  Director (since 1988); Former President and CEO, Tropicana Beverage
  The American Road                         Group, New York, New York.
  Dearborn, MI 48121
                                            Ms. Marram served as President and CEO of Tropicana Beverage Group from September 1997 until November 1998 and had previously served as
                                            President of the Group since joining Seagram in 1993. She also served as Executive Vice President of The Seagram Company Ltd. and
                                            Joseph E. Seagram & Sons, Inc. She served as President and CEO of
                                            Nabisco Biscuit Company and Senior Vice President of the Nabisco
                                            Foods Group from June 1988 until April 1993. Other directorships:
                                            The New York Times Company.
Jacques A. Nasser.........................  Director (since 1998); President and Chief Executive Officer of the
  The American Road                         Company effective January 1, 1999.
  Dearborn, MI 48121
                                            Prior to his election as President and CEO of the Company, Mr.
                                            Nasser was Executive Vice President, President -- Ford Automotive
                                            Operations. Before heading Ford Automotive Operations, Mr. Nasser was Group Vice President -- Product Development from 1994-1996. He was elected a Company Vice President in 1993 as the Chairman of Ford
                                            of Europe. From 1990 to 1993, Mr. Nasser served as President of Ford of Australia. He has held a number of other global positions in
                                            Asia-Pacific and South America since joining the Company in 1968.
                                            Citizenship: Australia.
Homer A. Neal.............................  Director (since 1997); Director, ATLAS Project, Professor of
  The American Road                         Physics, and Interim President Emeritus, The University of Michigan,
  Dearborn, MI 48121                        Ann Arbor, Michigan.
                                            Dr. Neal served as Interim president of the University of Michigan from July 1, 1996 to February 1, 1997. From 1987 to 1993, Dr. Neal
                                            was Chair of the University of Michigan's Physics Department and
                                            from 1993 to 1997 he served as Vice President of Research for the
                                            University of Michigan. Other directorships: Ogden Corporation;
                                            Center for Strategic and International Studies; Smithsonian
                                            Institution.

                                            PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND MATERIAL OCCUPATIONS,
NAME AND ADDRESS                              POSITIONS, OFFICES OR EMPLOYMENT HELD DURING THE LAST FIVE YEARS
----------------                            --------------------------------------------------------------------
Carl E. Reichardt.........................  Director (since 1986); retired Chairman and CEO, Wells Fargo &
  The American Road                         Company, San Francisco, California.
  Dearborn, MI 48121
                                            Mr. Reichardt served as Chairman and CEO of Wells Fargo & Company from 1983 until his retirement on December 31, 1994. Other directorships: Columbia/HCA Healthcare Corporation; ConAgra, Inc.;
                                            McKesson HBOC, Inc.; Newball Management Corporation; Pacific Gas and
                                            Electric Company; PG&E Corporation.
John L. Thornton..........................  Director (since 1996); President and Co-Chief Operating Officer,
  The American Road                         Goldman Sachs Group, L.P.
  Dearborn, MI 48121
                                            Mr. Thornton formerly served as Chairman of Goldman Sachs -- Asia.
                                            He was previously co-chief executive of Goldman Sachs International, the firm's business in Europe, the Middle East and Africa. Mr.
                                            Thornton joined Goldman Sachs in 1980 and was named a partner in
                                            1988. Other directorships: British Sky Broadcasting Group PLC;
                                            Goldman Sachs Group, Inc.; Laura Ashley PLC; Pacific Century Group.
W. Wayne Booker...........................  Vice Chairman.
  The American Road
  Dearborn, MI 48121
Peter J. Pestillo.........................  Vice Chairman and Chief of Staff.
  The American Road
  Dearborn, MI 48121
John M. Devine............................  Executive Vice President and Chief Financial Officer.
  The American Road
  Dearborn, MI 48121
Carlos E. Mazzorin........................  Group Vice President -- Purchasing and Ford of Mexico.
  The American Road
  Dearborn, MI 48121
James J. Padilla..........................  Group Vice President -- Manufacturing.
  The American Road
  Dearborn, MI 48121
Richard Parry-Jones.......................  Group Vice President -- Product Development and Quality.
  The American Road                         Citizenship: U.K.
  Dearborn, MI 48121
Wolfgang Reitzle..........................  Group Vice President -- Premier Automotive Group; Chairman of Jaguar
  Ford Motor Company Limited                Cars Ltd., and Chairman of Volvo Cars. Prior to joining Ford on
  51 Berkley Square                         March 2, 1999 he was with BMW, AG for 23 years, where he had served
  London, England                           as General Manager of the Development Division since 1985, a member of the Board of Management with responsibility for Research and
                                            Development since 1987 and was responsible for BMW Sales and
                                            Marketing since 1995. Citizenship: Germany.
Robert L. Rewey...........................  Group Vice President -- Marketing, Sales and Service.
  The American Road
  Dearborn, MI 48121

                                            PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND MATERIAL OCCUPATIONS,
NAME AND ADDRESS                              POSITIONS, OFFICES OR EMPLOYMENT HELD DURING THE LAST FIVE YEARS
----------------                            --------------------------------------------------------------------
Henry D.G. Wallace........................  Group Vice President -- Asia Pacific Operations and Associates.
  The American Road                         Citizenship: U.K. (Scotland).
  Dearborn, MI 48121
Gurminder S. Bedi.........................  Vice President -- Truck Vehicle Center.
  The American Road
  Dearborn, MI 48121
William W. Boddie.........................  Vice President -- Small and Medium Car Vehicle Center.
  Ford-Werke AG
  Niehl Plant, Hall A
  Cologne
  Germany
Mei Wei Cheng.............................  Vice President (President, Ford Motor China, Ltd.). Prior to joining
  Ford Motor (China) Limited                Ford in January of 1999, Mr. Cheng was President and Regional
  1 Jianguomenwai Street                    Executive of GE Appliance Ltd. in Hong Kong. Prior to that, he was
  Beijing 100004                            President of General Electric China, and prior to that, President of
  China                                     AT&T China Inc.
William J. Cosgrove.......................  Vice President -- Business and Product Strategy.
  The American Road
  Dearborn, MI 48121
James D. Donaldson........................  Vice President (President, Ford of Europe Incorporated).
  Ford of Europe
  Niehl Plant, Hall A
  Cologne
  Germany
Wayne S. Doran............................  Vice President (Chairman, Ford Motor Land Development Corporation).
  1 Parklane Boulevard, Suite 1500
  Parklane Towers East
  Dearborn, MI 48126
Louise K. Goeser..........................  Vice President -- Quality. Prior to joining Ford in March of 1999,
  The American Road                         Ms. Goeser served at Whirlpool Corporation as General Manager,
  Dearborn, MI 48121                        Refrigeration Product Team, Whirlpool North American Appliance
                                            Group, and before that, as Vice President, Corporate Quality.
Ronald E. Goldsberry......................  Vice President -- Global Service Business Strategy.
  16800 Executive Plaza Drive
  Dearborn, MI 48126
Elliott S. Hall...........................  Vice President -- Dealer Development.
  1350 I Street, N.W.
  Washington, DC 20005
Earl J. Hesterberg........................  Vice President -- Marketing, Sales and Service -- Ford of Europe.
  The American Road                         Prior to joining Ford on June 14, 1999, Mr. Hesterberg was with Gulf
  Dearborn, MI 48121                        Sales, Toyota, a private company that operates Toyota dealerships in the Southern United States of America. Before that, Mr. Hesterberg was with Nissan in the U.S. and Europe.

                                            PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND MATERIAL OCCUPATIONS,
NAME AND ADDRESS                              POSITIONS, OFFICES OR EMPLOYMENT HELD DURING THE LAST FIVE YEARS
----------------                            --------------------------------------------------------------------
Mark W. Hutchins..........................  Vice President (President, Lincoln and Mercury).
  19 Technology Drive
  Irvine, CA 92618
I. Martin Inglis..........................  Vice President (President, Ford South American Operations),
  Ford Brasil Ltda.                         Citizenship: U.K.
  Av. do Toboao 899
  Sao Bernardo do Campo
  09878-990
  Brazil
Michael D. Jordan.........................  Vice President -- Ford Customer Service Division.
  The American Road
  Dearborn, MI 48121
Brian P. Kelley...........................  Vice President. Prior to joining Ford in June of 1999, Kelley served
  The American Road                         as Vice President & General Manager of the Sales & Distribution
  Dearborn, MI 48121                        Appliance Division at General Electric. Prior to that, he was
                                            General Manager -- Laundry Products at General Electric, and prior to that, he was Appliance Division Marketing Director.
Vaughn A. Koshkarian......................  Vice President -- Public Affairs.
  The American Road
  Dearborn, MI 48121
Roman J. Krygier..........................  Vice President -- Powertrain Operations.
  The American Road
  Dearborn, MI 48124
Malcolm S. Macdonald......................  Vice President and Treasurer.
  The American Road
  Dearborn, MI 48121
J.C. Mays.................................  Vice President -- Design. Prior to joining Ford in October of 1999,
  The American Road                         Mr. Mays served as Vice President of Design Development at SHR
  Dearborn, MI 48123                        Perceptual Management in Scottsdale, Arizona. Prior to that, he was design director responsible for worldwide design strategy, development and execution for Audi AG.
James E. Miller...........................  Vice President.
  Mazda Motor Corporation
  3-1, Shinchi, Fuchu-cho, Aki-gun
  Hiroshima 730-91
  Japan
Craig H. Muhlhauser.......................  Vice President (President, Visteon Automotive Systems). Prior to
  Visteon Headquarters                      joining Ford in January of 1999, Mr. Muhlhauser was an officer of
  5500 Auto Club Drive                      United Technologies Corporation and held the positions of Senior
  Dearborn, MI 48126                        Vice President, Sales and Service -- Americas, and Senior Vice
                                            President, Worldwide Aftermarket -- Pratt & Whitney.
Janet G. Mullins..........................  Vice President -- Washington Affairs.
  1350 I Street, N.W.
  Washington, DC 20005

                                            PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND MATERIAL OCCUPATIONS,
NAME AND ADDRESS                              POSITIONS, OFFICES OR EMPLOYMENT HELD DURING THE LAST FIVE YEARS
----------------                            --------------------------------------------------------------------
David L. Murphy...........................  Vice President -- Human Resources. Citizenship: U.K.
  The American Road
  Dearborn, MI 48121
James G. O'Connor.........................  Vice President (President, Ford Division).
  16800 Executive Plaza Drive
  Dearborn, MI 48121
Helen O. Petrauskas.......................  Vice President -- Environmental and Safety Engineering.
  The American Road
  Dearborn, MI 48123
William F. Powers.........................  Vice President -- Research.
  20000 Rotunda
  Dearborn, MI 48121
Neil W. Ressler...........................  Vice President and Chief Technical Officer Research and Vehicle
  The American Road                         Technology.
  Dearborn, MI 48121
John M. Rintamaki.........................  Vice President -- General Counsel and Secretary.
  The American Road
  Dearborn, MI 48121
Ross H. Roberts...........................  Vice President (President Ford Investment Enterprises Corporation).
  16800 Executive Plaza Drive
  Dearborn, MI 48126
Dennis F. Ross............................  Vice President and Chief Tax Officer. Prior to joining Ford, he was
  The American Road                         a partner in the New York law firm of Davis, Polk & Wardwell.
  Dearborn, MI 48121
Shamel T. Rushwin.........................  Vice President -- Advanced Manufacturing Engineering. Prior to
  The American Road                         joining Ford in March of 1999, Mr. Rushwin was Vice
  Dearborn, MI 48121                        President -- International Manufacturing and Minivan Assembly
                                            Operations at DaimlerChrysler AG. His prior positions at
                                            DaimlerChrysler AG were: General Manager -- Minivan Platform
                                            Assembly and Plant Manager -- Belvidere Assembly Plant.
Nicholas V. Scheele.......................  Vice President (Senior Vice President, Marketing, Sales and Service,
  Ford-Werke AG                             Ford of Europe, Inc.).
  Niehl Plant, Hall A
  Cologne
  Germany
William A. Swift..........................  Vice President and Controller.
  The American Road
  Dearborn, MI 48121
Chris P. Theodore.........................  Vice President -- Large and Luxury Car Vehicle Center. Prior to
  The American Road                         joining Ford in March of 1999, Mr. Theodore was Senior Vice
  Dearborn, MI 48121                        President -- Platform Engineering at DaimlerChrysler AG. His prior positions at DaimlerChrysler AG were: Vice President -- Platform
                                            Engineering, General Manager -- Small Car Platform Engineering and
                                            General Manager -- Minivan Platform Engineering.

                                            PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND MATERIAL OCCUPATIONS,
NAME AND ADDRESS                              POSITIONS, OFFICES OR EMPLOYMENT HELD DURING THE LAST FIVE YEARS
----------------                            --------------------------------------------------------------------
David W. Thursfield.......................  Vice President -- Vehicle Operations. Citizenship: U.K.
  The American Road
  Dearborn, MI 48121
Robert J. Womac...........................  Vice President (Executive Vice President, Operations, Visteon
  The American Road                         Automotive Systems).
  Dearborn, MI 48121
Martin B. Zimmerman.......................  Vice President -- Governmental Affairs.
  The American Road
  Dearborn, MI 48121
Rolf Zimmermann...........................  Vice President (Chairman, Ford Werke AG), Citizenship: Germany.
  Forde-Werke AG
  Niehl Plant, Hall A
  Cologne
  Germany

     Facsimile copies of the Letter of Transmittal, properly completed and duly executed, will be accepted. The Letter of Transmittal, certificates for Shares and any other required documents should be sent or delivered by each stockholder of the Company or his broker, dealer, commercial bank, trust company or other nominee to the Depositary as follows:

                        The Depositary for the Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

                                By Facsimile Transmission:
        By Mail:             (for Eligible Institutions only)            By Hand:            By Overnight Delivery:
        --------             --------------------------------            --------            ----------------------
   First Chicago Trust          Fax #'s (201) 222-4720              First Chicago Trust        First Chicago Trust
   Company of New York                    or                        Company of New York        Company of New York
    Corporate Actions               (201) 222-4721                c/o Securities Transfer   Corporate Actions, Suite
       Suite 4660                Confirm by Telephone:            and Reporting Services,             4680
      P.O. Box 2569                 (201) 222-4707                         Inc.             14 Wall Street, 8th Floor
     Jersey City, NJ                                              Attn: Corporate Actions      New York, NY 10005
       07303-2569                                                   100 William Street,
                                                                         Galleria
                                                                    New York, NY 10038

                         For Information by Telephone:

                                 1-800-251-4215

     Any questions and requests for assistance may be directed to the Information Agent at the telephone number and address listed below. Additional copies of this Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery may also be obtained from the Information Agent. You may also contact your broker, dealer, commercial bank or trust company for assistance concerning the Offer.

                    The Information Agent for the Offer is:

                             D.F. KING & CO., INC.

                                77 Water Street
                            New York, New York 10005

                 Banks and Brokers Call Collect: (212) 269-5550

                   ALL OTHERS CALL TOLL FREE: (800) 207-3156